UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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NetSol Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING
And
PROXY STATEMENT

Annual Meeting of Stockholders
NetSol Technologies, Inc.
23901 Calabasas Road, Suite 2072
Calabasas, CA 91302

May 10, 2011

NetSol Technologies, Inc.
23901 Calabasas Road, Suite 2072
Calabasas, CA 91302
Phone: (818) 222-9195
Fax: (818) 222-9197
www.netsoltech.com

April 11, 2011

Dear fellow NetSol shareholders:

I cordially invite you to the NetSol Technologies, Inc. Annual Meeting, scheduled for May 10, 2011, at 4:00 PM local time at the Harvard Club of New York City located at 35 West 44th Street, New York, NY 10036. At this meeting, we will review the Company’s financial performance for fiscal year 2010, NetSol’s strategy and goals for fiscal year 2011, as well as, respond to questions. Enclosed with this proxy statement are a proxy card, voting instructions, and NetSol Technologies, Inc.’s fiscal year 2010 Form 10-K, as amended, for the year ended June 30, 2010.

Fiscal 2010 - The Year in Review

Fiscal 2010 was a historic year for NetSol as we rebounded from the global economic recession and reached new benchmarks for financial and operational success. We won new NetSol Financial Suite (NFS)™ contracts across the globe, rapidly growing our market share in emerging nations such as China and Thailand while securing repeat business from existing customers in North America and Europe. At the same time, the cost-streamlining measures and corporate restructuring activities that we initiated in 2009 fueled a return to annual profitability. We entered fiscal 2011 a more efficient, agile company.

As in the previous year, the Asia-Pacific market continued to be a major growth driver for NetSol during fiscal 2010. China became the world’s second largest economy and continued to outpace the U.S. in annual automobile sales in the calendar year 2010. We signed NFS™ agreements with several captive auto finance companies during the fiscal year, strengthening our position as China’s leading IT provider for the automotive leasing industry. We also developed and implemented a customized NFS™ solution for Minsheng Financial Leasing Co. Ltd., one of China’s largest financial leasing companies. Our collaboration with Minsheng marked NetSol’s entry into China’s rapidly developing banking sector, where we have a huge market opportunity.

During the third quarter, we upgraded our office and expanded our team in Bangkok, one of Asia’s fastest-growing automotive leasing markets, and also signed an NFS™ contract of significant value with a captive auto finance company in Thailand. Meanwhile, in the North American market, we experienced an uptick in sales as domestic companies resumed their IT spending in the wake of the economic recovery. A Fortune 50 client in North America upgraded its LeasePak license during the third quarter, a testament to the strength and scalability of our products.

On the product development front, we continued to drive technological innovation through our global Center of Excellence in Lahore, Pakistan. Among our notable achievements, we launched smartOCI™, a SAP-certified multi-catalog search engine for corporate buyers. This product represents a major step forward in our SAP practice and is generating interest from several Fortune 500 clients. Our global team remains dedicated to delivering the highest caliber of products and services to our clients, and we are proud to have achieved CMMI Level 5 recertification and ISO 20000 certification within the past 12 months.

Our corporate streamlining initiatives, coupled with the improving demand in the global IT market, positively impacted our financial performance for the fiscal year. Revenues reached a record $36.8 million in fiscal 2010, and net income increased to $1.4 million from a net loss in the previous fiscal year. The continued implementation of our cost-management strategy significantly strengthened our bottom line, driving a gross margin improvement of 27.3 percentage points to an impressive 62.3%. This positive growth trend has continued into the new fiscal year, putting us on track to meet our projections of $40 million to $44 million in revenues and earnings per share of $0.15 to $0.20 for fiscal 2011.

2011 Market Outlook

As we enter the second half of fiscal 2011, we are very upbeat about our short- and long-term prospects. The rapidly developing Asia-Pacific region, and more specifically China, represents a tremendous growth opportunity for NetSol. We currently have a majority of the IT market share in China’s captive auto finance sector and expect further penetration in other burgeoning sectors such as banking, big-ticket leasing, and equipment rental. Given our market leadership and anticipated demand growth in China, we believe the time is right for NetSol to strengthen its local presence. As such, we plan to expand our China team and work toward establishing a wholly owned Chinese subsidiary in fiscal 2011.

One of NetSol’s key strengths is the ability to serve customers across a truly global marketplace. Through our global delivery center in Lahore, we can design and implement solutions that match the complex, changing needs of our clients worldwide. In Pakistan, we remain a leading IT provider and are aggressively bidding on new contracts in the nation’s public, healthcare and private business sectors. In North America, we continue to build a steady client pipeline while gaining additional orders from existing clients. The European market remains challenging but is showing signs of recovery, and we expect that revenues generated by maintenance income will allow our European operations to remain profitable and self-supporting.

At the same time, we are steadily making inroads into promising markets such as the Middle East and Southeast Asia. In Thailand, we are already building an impressive pipeline in the growing banking sector and captive leasing and finance companies.  Our Atheeb NetSol joint venture formally launched in December 2010 and is bidding on new opportunities in the emerging economies of the Middle East. We also plan to extend our footprint into Latin America, which is demonstrating great IT market potential.

In closing, we are very optimistic about the future of our company. With our unique technological and delivery capabilities and the increasing worldwide demand for IT solutions, we believe that our position in the global IT market will grow even stronger in the years ahead. We will continue to invest in our growth, our resources and our infrastructure to become a much stronger global IT company.

My personal thanks go out to each of our global NetSol team members, whose hard work and dedication made our fiscal year 2010 achievements possible. I would also like to thank you for your support and encourage you to vote your proxy as well as attend the Annual Meeting on May 10, 2011 at the Harvard Club New York City, 35 West 44th Street, New York, NY 10036.

Sincerely,

Najeeb U. Ghauri
NetSol Technologies, Inc.
Chairman & Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 10, 2011

TO THE STOCKHOLDERS OF NETSOL TECHNOLOGIES, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders, including any adjournments or postponements thereof, of NetSol Technologies, Inc. (the "Company"), will be held on May 10, 2011, at 4:00  p.m., local time, at the Harvard Club of New York City,  located at 35 West 44th  Street, New York, NY 10036 for the following purposes:

1.	To consider and vote on the election of directors, each to hold office for a term of one year ending in 2012 or when their successors are elected;

2.	To consider and vote upon the ratification of the appointment of Kabani & Company as the Company’s independent auditors for the fiscal year 2011;

3.	To approve by non-binding vote, named executive compensation;

4.	To recommend by non-binding vote the frequency of named executive compensation advisory votes;

5.	To approve the Company’s 2011 Incentive and Nonstatutory Stock Option Plan; and

6.	To consider such other matters as may properly come before the Annual Meeting.

Only stockholders of record as shown on the books of the Company at the close of business on April  1, 2011, the record date and time fixed by the Board of Directors, will be entitled to vote at the meeting and any adjournment thereof.
By order of the Board of Directors
NetSol Technologies, Inc.

Najeeb Ghauri
Chief Executive Officer

April 11, 2011
Calabasas, California

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

NetSol Technologies, Inc.
23901 Calabasas Road Suite 2072
Calabasas, CA 91302

TABLE OF CONTENTS

PROXY STATEMENT GENERAL INFORMATION	7

QUESTIONS AND ANSWERS ABOUT THE MATTERS SUBJECT TO VOTE	8
Why did I receive the proxy materials?	8
What is a proxy?	8
What are NetSol shareholders being asked to vote on at the annual shareholder meeting?	8
What do I need to do now?	8
What are my choices when voting?	9
Does the Board have a recommendation for voting?	9
What if I abstain from voting?	9
Who is eligible to vote?	9
How many shares are owned by NetSol’s directors and executive officers?	9
Can I change my vote after I have mailed my signed proxy card or voted by telephone or electronically?	10
If my shares are held in “street name” by my broker, will my broker vote my shares for me?	10
Can I attend the shareholder meeting even if I vote by proxy?	10
Why did I receive more than one proxy card?	10
How do you determine a quorum?	10
What is a broker non-vote?	10
How do you count votes?	11
Who pays the cost of proxy solicitation?	11
Are there any rules regarding admission to the annual meeting?	11
Where do I get more information?	12

ELECTION OF DIRECTORS	13

RATIFICATION OF APPOINTMENT OF KABANI & COMPANY, INC. AS THE COMPANY’S
INDEPENDENT AUDITORS FOR FISCAL 2011	14
Audit Fees	14
Audit Related Fees	14
Tax Fees	14
All Other Fees	14
Pre-Approval Procedures	14

SHAREHOLDER ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION	16

SHAREHOLDER ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF THE ADVISORY	17
VOTE ON EXECUTIVE COMPENSATION

NETSOL TECHNOLOGIES, INC. 2011 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN.	18

CORPORATE GOVERNANCE, BOARD OF DIRECTORS, COMMITTEES	19
Board Meetings and Board Committees	19
Director Independence	19
Certain Relationships and Related Party Transactions	22
Director Compensation	22
Communications Between Stockholders and Board of Directors	22
Code of Ethics	24

BENEFICIAL OWNERSHIP OF COMMON STOCK	24

INFORMATION ABOUT DIRECTOR NOMINEES	25

INFORMATION ABOUT THE NETSOL TECHNOLOGIES, INC.
2011 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN	27

COMPENSATION DISCUSSION AND ANALYSIS	32

DEADLINE FOR SUBMISSION OF STOCKHOLDERS PROPOSALS FOR FISCAL 2011	45

FILINGS UNDER SECTION 16(A)	45

VOTING PROCEDURES	45

ANNUAL REPORT ON FORM 10-K	45

OTHER MATTERS	45

APPENDIX
Appendix  A  2011 Incentive and Nonstatutory Stock Option Plan

PROXY STATEMENT GENERAL INFORMATION

This Proxy Statement is furnished to holders of the common stock, par value $.001 per share, of NetSol Technologies, Inc., a Nevada corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors of proxies for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 10, 2011 at 4:00 p.m., local time, at the Harvard Club of New York City, located at 35 West 44th  Street, New York, NY 10036 and any and all adjournments thereof. The purpose of the Annual Meeting and the matters to be acted on there are set forth in the accompanying Notice of Annual Meeting of Stockholders. For overnight accommodations, is within a short distance of the meeting site.

The Annual Meeting has been called for the purpose of the following:

1.	To consider and vote on the election of directors, each to hold office for a term of one year ending in 2011 or when their successors are elected;

2.	To consider and vote upon the ratification of the appointment of Kabani & Company as the Company’s independent auditors for the fiscal year 2010;

3.	To approve by non-binding vote, named executive compensation;

4.	To recommend by non-binding vote the frequency of named executive compensation advisory votes;

5.	To approve the Company’s 2011 Incentive and Nonstatutory Stock Option Plan; and

6.	To consider such other matters as may properly come before the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT VOTING AND THE SHAREHOLDER MEETING

Q:	Why did I receive the proxy materials?

A:
We have made the proxy materials available to you over the internet and mailed you paper copies of these materials because the Board is soliciting your proxy to vote your shares of our common stock at the annual meeting to be held on May 10, 2011 and at any adjournments or postponements of this meeting.

Q:	What is a proxy?

A:
The Board is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting in the manner you direct. The written document you complete to designate someone as your proxy is usually called a “proxy card” or a “voting instruction form” depending on how the ownership of your shares is reflected in our records. If you are the record holder of your shares, a “proxy card” is the document used to designate your proxy to vote your shares. If you hold your shares in street name, a “voting instruction form” is the document used to designate your proxy to vote your shares. In this proxy statement, the term “proxy card” means both the voting instruction form and proxy card unless otherwise indicated.

Q:	What are NetSol shareholders being asked to vote on at the annual shareholder meeting?

A:	You will vote on:

•	Item 1: The election of eleven directors to serve until the next annual meeting of shareholders;

•	Item 2: Ratifying (non-binding) the selection of Kabani & Company LLP as the Company’s independent auditor for fiscal year ending June 30,2011;

•	Item 3: Approving an advisory (non-binding) resolution on the Company’s executive compensation program (“say on pay” vote);

•	Item 4: Approving an advisory (non-binding) resolution on how frequently shareholders should vote on a resolution relating to the Company’s executive compensation program (“say on when” vote); and,

•	Item 5: Approving the Company’s 2011 Incentive and Nonstatutory Stock Option Plan.

The board of directors recommends that you vote “FOR” all of the nominees; “FOR” Items 2, 3, and 5, and, with respect to Item 4, that you vote in favor of a biennial vote on the Company’s executive compensation program.

Q:	What do I need to do now?

A:
First, carefully read this document in its entirety. Then, vote your shares by following the instructions from your broker, if your shares are held in “street name”, or by one of the following methods:

•	If you received these printed materials by mail, mark, sign, date and return your proxy card in the enclosed return envelope as soon as possible;

•	call the toll-free number on the proxy card and follow the directions provided;

•	go to the website listed on the proxy card and follow the instructions provided; or

•
attend the shareholder meeting and submit a properly executed proxy or ballot. If a broker holds your shares in “street name,” you will need to get a legal proxy from your broker to vote in person at the meeting.

Voting by phone or on the Internet has the same effect as submitting a properly executed proxy card.

Q:	What are my choices when voting?

A:	When you cast your vote on:

•	Item 1: You may vote in favor of electing the nominees as directors or vote against one or more nominees or you may abstain from voting;

•	Item 2: You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares;

•	Item 3: You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares;

•	Item 4: You may cast your vote in favor of one of the three options, or you may elect to abstain from voting your shares;

•	Item 5: You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

Q.	Does the Board have a recommendation for voting?

A.	The Board unanimously recommends you vote your shares as follows:

Proposal 1 – “FOR” each of the persons nominated for election to the Board.

Proposal 2- “FOR” ratification of the appointment of the Company’s independent registered public accounting firm.

Proposal 3-“FOR” approval of the compensation of the Company’s named executive officers for 2010 as disclosed in this proxy statement.

Proposal 4-“FOR 2 YEARS” as the frequency of future shareholder advisory votes to approve executive compensation.

Proposal 5 – “FOR” the approval of the Company’s 2011 Incentive and Nonstatutory Plan.

Q:	What if I abstain from voting?

A:
If your shares are represented at the annual meeting, in person or by proxy, but you abstain from voting on a matter, or include instructions in your proxy to abstain from voting on a matter, your shares will be counted for the purpose of determining if a quorum is present, but will not be counted as either an affirmative vote or a negative vote with respect to that matter. With respect to the items scheduled to be voted on at the meeting, abstentions will have no effect on the outcome of the vote on those proposals, assuming a quorum is present.

Q:	Who is eligible to vote?

A:
Holders of record of NetSol Technologies, Inc. common stock at the close of business on April 1, 2011 are eligible to vote at NetSol’s annual meeting of shareholders. As of that date, there were 53,897,213 shares of NetSol common stock outstanding held by 230 holders of record, a number that does not include beneficial owners who hold shares in “street name”.

Q:	How many shares are owned by NetSol’s directors and executive officers?

A:
On April 1, 2011, NetSol’s directors and executive officers beneficially owned 12,051,840 shares entitled to vote at the annual meeting, constituting approximately 22.36% of the total shares outstanding and entitled to vote at the meeting.

Q:	Can I change my vote after I have mailed my signed proxy card or voted by telephone or electronically?

A:	Yes. If you have not voted through your broker, you can do this by:

•	calling the toll-free number on the proxy card at least 24 hours before the meeting and following the directions provided;

•	going to the website listed on the proxy card at least 24 hours before the meeting and following the instructions provided; or

•	submitting a properly executed proxy prior to the meeting bearing a later date than your previous proxy; or

•	voting in person at the meeting, but simply attending the meeting will not, in and of itself, revoke a proxy.

If you voted through your broker, please contact your broker to change or revoke your vote.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:
Yes, but only if you give your broker instructions. If your shares are held by your broker (or other nominee), you should receive this document and an instruction card from your broker. Your broker will vote your shares if you provide instructions on how to vote. If you do not tell your broker how to vote, your broker may vote your shares in favor of ratification of the auditor appointment but may not vote your shares on the election of directors or any other item of business. However, your broker is not required to vote your shares if you do not provide instructions.

Q:	Can I attend the shareholder meeting even if I vote by proxy?

A:	Yes. All shareholders are welcome to attend and we encourage you to do so.

Q:	Why did I receive more than one proxy card?

A:	You may receive multiple cards if you hold your shares in different ways (e.g. joint tenancy, in trust or in custodial accounts). You should vote on every proxy card that you receive.

Q:	How do you determine a quorum?

A:
NetSol must have a quorum to conduct any business at the annual meeting. Shareholders holding at least a majority of the outstanding shares of NetSol common stock as of the record date must attend the meeting in person or by proxy to have a quorum. NetSol shareholders who attend the meeting or submit a proxy but abstain from voting on a given matter will have their shares counted as “present” for determining a quorum. Broker non-votes will also be counted as “present” for establishing a quorum.

Q:	What is a broker non-vote?

A:
Under New York Stock Exchange (NYSE) Rule 452, brokers are entitled to vote shares held by them for their customers on matters deemed “routine” under applicable rules, even though the brokers have not received voting instructions from their customers. Although NetSol is listed on the NASDAQ Capital market, Rule 452 affects us since most of the common shares held in “street name” are held with NYSE member-brokers. The ratification of our independent auditors (Item 2) currently qualifies as “routine” matter. Your broker, therefore, may vote your shares in its discretion on that routine matter if you do not instruct your broker how to vote on them. Your broker is prohibited from voting your shares on non-routine matters unless you have given voting instructions on that matter to your broker. The election of directors (Item 1), the non-binding resolution to approve the Company’s executive compensation program (Item 3- say on pay) and the non-binding resolution on how frequently shareholders should vote on the executive compensation program (Item 4-say on when) are all deemed to be non-routine matters under Rule 452, so your broker may not vote on these matters in its discretion. Your broker, therefore, will need to return a proxy card without voting on these non-routine matters if you do not give voting instructions with respect to these matters. This is referred to as a “broker non-vote” or sometimes referred to as “uninstructed shares”.

Q:	How do you count votes?

A:
Each common share is entitled to one vote. The named proxies will vote shares as instructed on the proxies. In the election of directors, each share is entitled to one vote for each director position to be filled, and shareholders may not cumulate votes. A representative of Broadridge will count the votes.

•
Item 1 requires a majority of the votes cast to elect a director. The seven director positions to be filled at the annual meeting will be filled by the nominees who receive the highest number of votes. Votes that are withheld and broker non-votes will not affect the outcome of the election of directors.

•
Item 2 does not require shareholder approval, but the Audit and Compliance Committee and the board are submitting the selection of Kabani & Company for ratification to obtain the views of our shareholders. The ratification of the appointment of Kabani & Company as the Company’s independent auditors requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote.

•
Item 3, the “say on pay” resolution is an advisory vote that is not binding on our board of directors. Approval of the proposed resolution requires the affirmative vote (“for”) of a majority of those shares present, in person or by proxy, and entitled to vote.

•
Item 4, the “say on when” resolution is an advisory vote that is not binding on our board of directors.  However, our board of directors will strongly consider the frequency of the vote that is selected by the largest number of shareholders. This resolution will be determined by a majority of the votes cast.

•	Item 5, the Company’s 2011Incentive and Nonstatutory Stock Option Plan requires the affirmative vote of a majority of the shares present, in person or via proxy, and entitled to vote.

If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of each director nominee and in favor of Proposals 2 and 3 and in favor of annual shareholder advisory vote on executive compensation.

Q:	Who pays the cost of proxy solicitation?

A:
NetSol pays the cost of soliciting proxies. We have hired Laurel Hill Advisory Group, LLC to solicit proxies for this meeting and we will pay their fees, estimated to be $6,000, excluding costs. Proxies will be solicited by mail, telephone, facsimile, e-mail and personal contact. We may reimburse brokers and other nominee holders, for their expenses in sending proxy material and obtaining proxies. In addition to solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone, fax, e-mail or letter, without extra compensation.

Q:	Are there any rules regarding admission to the annual meeting?

A:
Yes. You are entitled to attend the annual meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our shareholders on the record date. Before we will admit you to the meeting, we must be able to confirm:

•	Your identity by reviewing a valid form of photo identification, such as a driver’s license; and

•	You were, or are validly acting for, a shareholder of record on the record date by:

•	verifying your name and stock ownership against our list of registered shareholders, if you are the record holder of your shares;

•	reviewing other evidence of your stock ownership, such as your most recent brokerage or bank statement, if you hold your shares in street name; or your most recent plan statement; or

•
reviewing a written proxy that shows your name and is signed by the shareholder you are representing, in which case either the shareholder must be a registered shareholder or you must have a brokerage or bank statement for that shareholder as described above.

If you do not have proof that you owned, or are legally authorized to act for someone who owned, shares of our common stock on the record date, you will not be admitted to the meeting.

At the entrance to the meeting, we will verify that your name appears in our stock records or will inspect your brokerage or bank statement, or proof of ownership and any written proxy you present as the representative of a shareholder. We will decide whether the documentation you present for admission to the meeting meets the requirements described above. The annual meeting will begin at 4:00 p.m., local time. Please allow ample time for the admission procedures described above.

Q:	Where do I get more information?

A:	If you have questions about the meeting or submitting your proxy, or if you need additional copies of this document or the proxy card, you should contact one of the following:

Patti L. W. McGlasson	Laurel Hill Advisory Group LLC
General Counsel &	Frank Valenzuela, Vice President
Secretary	100 Wall Street
NetSol Technologies, Inc.	22nd Floor
Legal Department	New York, NY 10005
23901 Calabasas Road, Suite 2072	Toll free: (888) 742-1305
Calabasas, CA	International toll: (917) 338-3183
(818) 222-9195	info@laurelhill.com

ANNUAL MEETING BUSINESS

ITEM 1.    ELECTION OF DIRECTORS

NetSol’s articles of incorporation and bylaws provide that directors are elected to serve a one-year term of office, expiring at the next annual meeting of shareholders. Our articles of incorporation establish up to nine directors, with the exact number to be fixed from time to time by resolution of the board of directors.

Directors are elected by a majority of votes, which means that the nominees receiving the most votes will be elected. Shareholders are not entitled to cumulate votes in the election of directors. In determining the votes cast for the election of a director, abstentions and broker non-votes are excluded. The Corporate and Governance Committee considers the offer of resignation and recommends to the board whether to accept it. The policy requires the board to act on the Corporate and Governance Committee’s recommendation within 90 days following the shareholder meeting. Board action on the matter requires the approval of a majority of the independent directors.

The board of directors has nominated the following directors for election to one-year terms that will expire at earlier of their removal or replacement or at the 2012 annual meeting:

Najeeb Ghauri
Naeem Ghauri
Salim Ghauri
Shahid J. Burki
Eugen Beckert
Mark Caton
Alexander Shakow

Each of the nominees was elected to serve on the board at the 2010 annual meeting and currently serves as a director of NetSol Technologies, Inc. The individuals appointed as proxies intend to vote “FOR” the election of the nominees listed above. If any nominee is not available for election, the individuals named in the proxy intend to vote for such substitute nominee as the board of directors may designate. Each nominee has agreed to serve on the board and we have no reason to believe any nominee will be unavailable.

For the biography of each nominee, please refer to page 27 of this Proxy and for Director Compensation please refer to page 23 of this Proxy.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES.

ITEM 2.    RATIFICATION OF APPOINTMENT OF KABANI & COMPANY, INC. AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2011

Ratification of Auditor Appointment

The Audit and Compliance Committee has selected the firm of Kabani & Company (“Kabani”), the Company’s independent auditors for the year ended June 30, 2011, to act in such capacity for the fiscal year ending June 30, 2011, and recommends that shareholders vote in favor of ratification of such appointment. There are no affiliations between the Company and Kabani, its partners, associates or employees, other than those which pertain to the engagement of Kabani in the previous year (i) as independent auditors for the Company and (ii) for certain consulting services. Kabani has served as the Company’s independent auditor since 2002.

Audit Fees

Kabani & Co. audited the Company’s financial statements for the fiscal years ended June 30, 2010 and June 30, 2009. The aggregate fees billed by Kabani & Co. for the annual audit and review of financial statements included in the Company’s Form 10 or services that are normally provided by Kabani & Company that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the year ended June 30, 2010 was $165,000 and for the year ended June 30, 2009 was $112,500.

Audit Related Fees

The aggregate fees billed by Kabani & Co. during fiscal 2010 including assurance and related audit services not covered in the preceding paragraph was $Nil. These “Audit Related Fees” were primarily for services in connection with the review of quarterly financial statements. The aggregate fees billed by Kabani & Company during fiscal 2009 including assurance and related audit services not covered in the preceding paragraph was $7,500.  These “Audit Related Fees” were primarily for services in connection with the review of quarterly financial statements.

Tax Fees

Tax fees for fiscal year 2010 were $15,000 and consisted of the preparation of the Company’s federal and state tax returns for the fiscal years 2009.  Tax fees for fiscal year 2009 were $12,500 and consisted of the preparation of the Company’s federal and state tax returns for the fiscal year 2008.

All Other Fees

There were no other fees billed by Kabani & Co. or services rendered to NetSol during the fiscal years ended June 30, 2010 and 2009, other than as described above.

 Pre-Approval Procedures

The Audit Committee and the Board of Directors are responsible for the engagement of the independent auditors and for approving, in advance, all auditing services and permitted non-audit services to be provided by the independent auditors. The Audit Committee maintains a policy for the engagement of the independent auditors that is intended to maintain the independent auditor’s independence from NetSol. In adopting the policy, the Audit Committee considered the various services that the independent auditors have historically performed or may be needed to perform in the future. The policy, which is to be reviewed and re-adopted at least annually by the Audit Committee:

(i)
Approves the performance by the independent auditors of certain types of service (principally audit-related and tax), subject to restrictions in some cases, based on the Committee’s determination that this would not be likely to impair the independent auditors’ independence from NetSol;

(ii)	Requires that management obtain the specific prior approval of the Audit Committee for each engagement of the independent auditors to perform other types of permitted services; and,

(iii)	Prohibits the performance by the independent auditors of certain types of services due to the likelihood that their independence would be impaired.

Any approval required under the policy must be given by the Audit Committee, by the Chairman of the Committee in office at the time, or by any other Committee member to whom the Committee has delegated that authority. The Audit Committee does not delegate its responsibilities to approve services performed by the independent auditors to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of an engagement of the independent auditors is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent auditors’ independence under guidelines of the Securities and Exchange Commission and applicable professional standards. Relevant considerations include, but are not limited to, whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of NetSol’s financial statements; whether the independent auditors would be functioning in the role of management or in an advocacy role; whether performance of the service by the independent auditors would enhance NetSol’s ability to manage or control risk or improve audit quality; whether performance of the service by the independent auditors would increase efficiency because of their familiarity with NetSol’s business, personnel, culture, systems, risk profile and other factors; and whether the amount of fees involved, or the proportion of the total fees payable to the independent auditors in the period that is for tax and other non-audit services, would tend to reduce the independent auditors’ ability to exercise independent judgment in performing the audit.
Shareholder approval of the selection of Kabani as our independent auditors is not required by law, by our bylaws or otherwise. The Sarbanes-Oxley Act of 2002 requires the Audit and Compliance Committee to be directly responsible for the appointment, compensation and oversight of the audit work and the independent auditors. The Committee will consider the results of the shareholder vote on this proposal and, in the event of a negative vote, will reconsider its selection of Kabani. However, the Audit and Compliance Committee is not bound by the shareholder vote.

Even if Kabani’s appointment is ratified by the shareholders, the Audit and Compliance Committee may, in its discretion, appoint a new independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders. A representative of Kabani is expected to be available via telephonic conference in the event of any appropriate questions arise at the meeting.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KABANI AS INDEPENDENT AUDITOR.

ITEM 3.    SHAREHOLDER ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) enacted in July, 2010, includes a provision, commonly referred to as “Say-on-Pay,” that entitles our shareholders to cast an advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement.

We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee values your opinion and will take into account the outcome of the vote when considering future executive compensation arrangements.

NetSol has several compensation governance programs in place, as described in this proxy, to align executive compensation with the long-term shareholder interests and to manage compensation risk, including:

•	An independent Compensation Committee that has the ability to engage its own advisors and consultants;

•	Grants under performance-based equity incentive plans;

•	Prohibition on re-pricing stock options; and

•	Annual incentive plans tied to Company earnings.

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers as listed in the 2010 summary compensation table included in the proxy statement for this meeting, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in the proxy statement under the section entitled “Executive Compensation, including the compensation discussion and analysis, the compensation tables and other narrative executive compensation disclosures set forth in that section.

Details of the Company’s executive compensation and a summary compensation table can be found on page 36 of this proxy as well as the Company’s Executive Compensation Discussion and Analysis on page 34 of this proxy.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decision by the Board; nor will it create or imply any additional fiduciary duty on the part of the Board. The Board and the Compensation Committee value the opinions of the shareholders and will take into account the outcome of the advisory vote when considering future compensation arrangements for the named executive officers.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE RESOLUTION SET FORTH REGARDING THE COMPENSATION OF NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND OTHER NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

ITEM 4.    SHAREHOLDER ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also requires most publicly traded companies to allow their shareholders to vote, at least once every six years, on how frequently to conduct the shareholder advisory vote on executive compensation. This proposal, commonly referred to as “Say on When” is a non-binding advisory vote that allows shareholders to indicate whether they prefer an advisory vote on named executive officer compensation every one, two or three years.

After careful consideration of the alternatives, the Board has determined that an advisory vote on executive compensation every two years, or a biennial vote, is the best approach for the Company based upon a number of considerations, including the following:

• The Company’s executive compensation program is based on a “pay for performance” philosophy, with a significant portion of each named executive officer’s total compensation dependent on the Company’s results of operations for the year. The Board believes that the compensation results for the named executive officers should be judged based on longer-term operating results of the Company, and not simply on an annual basis, and a biennial advisory vote is consistent with this view.

• The executive compensation program has resulted in levels of compensation that are relatively modest in comparison to compensation paid by other public companies in our sector and the Board believes that a biennial vote will provide the shareholders with a sufficient voice in the Company’s executive compensation practices.

• A biennial vote gives the Board and the Compensation Committee sufficient time to thoughtfully respond to shareholder views as expressed through previous advisory votes and to implement any necessary changes to its executive compensation program.

• The Board is available to engage with shareholders on matters of executive compensation in between the recommended biennial advisory votes. As noted elsewhere in this Proxy Statement, shareholders may communicate directly with the Board, including on issues of executive compensation.

As an advisory vote, this proposal will not be binding on the Company and will not create or imply any additional fiduciary duty on the part of the Board. The Board, however, values the opinions expressed by the shareholders through their vote on this proposal and will consider the outcome of the vote when making a determination as the frequency of future shareholder advisory votes for approval of executive compensation.

We are providing you the opportunity, as a shareholder, to indicate your preference for the frequency of a “Say on Pay” vote through the following resolution:

RESOLVED, that the shareholders recommend that the Company holds an advisory vote on the compensation of NetSol’s named executive officers every two years.

After careful consideration of this proposal, our board of directors determined that a biennial advisory vote on executive compensation is the most appropriate alternative for the Company at this time. A biennial vote is consistent with our policy of seeking input from and engaging in discussions with our shareholders. Biennial say-on-pay voting aligns shareholder feedback with management decision making.   We believe that pay practices should be based on long term financial and other performance metrics and annual reviews may tend to focus on short term results instead of long term shareholder value. We understand that our shareholders may have different views on the best approach for NetSol and we look forward to your input.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR A “BIENNIAL”, OR “2 YEAR” ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES.

ITEM 5:  NETSOL TECHNOLOGIES, INC. 2011 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN.

Our Board of Directors believes that our 2011 Plan is in the best interests of our Company and our shareholders and will bolster our abilities in recruiting, retention and incentivization of employees, consultants and directors and will support and encourage our continued growth.

Our 2011 Plan: (i)  provides us with flexibility to motivate, attract, and retain the services of employees upon whom our success depends and to provide them with an equity interest in our Company in order to motivate superior performance and grants of equity-based awards, including options, stock appreciation rights, restricted stock awards or performance share awards or any other right or interest relating to shares or cash, to eligible participants, and (ii) reserves 5,000,000 shares of common stock for availability for awards under our 2011 Plan. No options or other performance awards, deferred share awards, stock appreciation rights or restricted stock awards are outstanding under our 2011 Plan. Any grants made pursuant to our 2011 Plan will be subject to shareholder approval of the plan and any such conditionally-awarded grants may not be exercised prior to such shareholder approval.

A Summary of our 2011 Plan can be found on page 28 of this proxy and the Plan in its entirety can be found on Appendix A.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE COMPANY’S 2011 INCENTIVE AND NONSTATUTORY PLAN.

Other Business

The board of directors knows of no other matters to be brought before the shareholders at the meeting. In the event other matters are presented for a vote at the meeting, the proxy holders will vote shares represented by properly executed proxies at their discretion in accordance with their judgment on such matters. At the meeting, management will report on our business and shareholders will have the opportunity to ask questions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This document contains forward-looking statements about Umpqua that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements may include statements regarding business strategies, management plans and objectives for future operations. All statements other than statements of historical fact are forward-looking statements. You can find many of these statements by looking for words such as “anticipates,” “expects,” “believes,” “estimates” and “intends” and words or phrases of similar meaning. Forward-looking statements involve substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the control of NetSol. Risks and uncertainties include, but are not limited to:

•	Competitive market pricing factors for compensation and benefits;

•	Changes in legal or regulatory requirements; and

•	The ability to recruit and retain certain key management and staff.

There are many factors that could cause actual results to differ materially from those contemplated by these forward-looking statements. NetSol does not intend to update these forward-looking statements. You should consider any written or oral forward-looking statements in light of this explanation, and we caution you about relying on forward-looking statements.

CORPORATE GOVERNANCE, BOARD OF DIRECTORS, COMMITTEES

BOARD MEETINGS AND BOARD COMMITTEES

Nomination of Directors

The board is responsible for nominating members to the board and for filling vacancies on the board that may occur between annual meetings of shareowners, in each case based upon the recommendation of the nominating and corporate governance committee. The committee seeks input from other board members and senior management to identify and evaluate nominees for director. The committee may hire a search firm or other consultants. The committee will consider nominees recommended by shareowners for election to the board provided the names of such nominees, accompanied by relevant biographical information, and relevant information about the shareowner submitting the nominee, are provided in writing to our secretary in accordance with the requirements of our bylaws.

Director Independence:

The Common Stock is listed and traded on the NASDAQ Capital Market. The corporate governance rules of the NASDAQ Capital Market requires that a majority of the Board consist of directors who are "independent" of the  Company. The Board has determined each of the following directors and nominees for director qualify as "independent" in accordance with Rule 5605(a)(2)(A) and (B) of the  NASDAQ listing standards for determining independence;  Messrs. Mark Caton, Shahid J. Burki, Eugen Beckert and Alex Shakow.

Board of Directors Meetings:

During the fiscal year ended June 30, 2010, the Board of Directors of the Company met or acted by written consent one time and one meeting, in addition to the annual meeting with 100 % attendance by all directors.  The Company requests that all board members attend annual meetings of the board.  All members were present at the last annual meeting of the board.

Board Committees:

The Board of Directors of the Company has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.  The charters for the Audit, Compensation and Nominating and Corporate Governance Committees are posted on the Company’s web site at  www.netsoltech.com  (select “About Us” then “Corporate Governance” and finally, the desired committee charter).  All committee members are appointed by the Board of Directors.  The Audit Committee met four times, the Compensation Committee met twice, and the Nominating and Corporate Governance Committee met one time during fiscal year 2010.

The table below provides the current membership for each of the committees and the number of meetings held by each committee during Fiscal Year 2010.

Nominating
and Corporate
	Audit	Compensation	Governance
Director	Committee	Committee	Committee

Najeeb Ghauri
Naeem Ghauri
Salim Ghauri
Shahid J. Burki (I)	X (C)	X	X
Eugen Beckert (I)	X	X	X (C)
Mark Caton (I)	X	X (C)	X
Alex Shakow (I)	X	X	X

(I)	Denotes an independent director.
(C)	Denotes the Chairperson of the committee.

Audit Committee.   The Audit Committee is comprised of Messrs. Burki (Chairman), Beckert, Shakow and Caton, all of whom are independent within the meaning of NASDAQ listing standards and Rule 10A-3(b) under the Securities Exchange Act of 1934 (“34 Act”).    The Audit Committee met four times during fiscal 2010.  The Audit Committee was established by the Board for the purpose of overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements and reviewing the financial reports and other financial information provided by the Company to any governmental body or the public and the Company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics. Its primary duties and responsibilities are to: (i) serve as an independent and objective party to monitor the Company’s financial reporting process, audits of the Company’s financial statements, and the Company’s internal control system and (ii) appoint from time to time, evaluate, and, when appropriate, replace the registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, determine the compensation of such “outside auditors” and the other terms of their engagement, and oversee the work of the outside auditors. The Company’s outside auditors report directly to the Audit Committee. The Audit Committee is also charged with establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Kabani & Company, the Company’s independent auditors. Management is responsible for the preparation, presentation and integrity of  NetSol’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Kabani & Company is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with Kabani & Company the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, Kabani & Company has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Kabani & Company their firm’s independence.

Audit Committee Financial Expert.

The Company has identified its audit chairperson, Mr. Shahid Javed Burki as its audit committee financial expert. Mr. Burki is an independent board member as the term is defined in the Nasdaq Listing Rules. Mr. Burki’s experience as Finance Minister of Pakistan, Chief Executive Officer of EMP Financial Advisors, his various roles at the World Bank, and his tenure as both an audit committee member and chair for the Company, provides him with an understanding of generally accepted accounting principles and financial reporting. Additionally, this experience provides an ability to assess the general application of accounting principles in connection with the accounting for estimates, accruals and reserves; experience analyzing financial statements that were comparable in the breadth and complexity of issues that can be reasonably expected to be raised by the Company’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions.

Compensation Committee. The Compensation Committee is comprised of Messrs. Caton (Chairman), Shakow, Beckert and Burki all of whom are independent within the meaning of the NASDAQ listing standards and Rule 10A-3(b) under the 34 Act. The Compensation Committee met once during the 2010 fiscal year. The primary function of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities relating to officer and director compensation. Its primary duties and responsibilities are to: (i) oversee the development and implementation of the compensation policies, strategies, plans, and programs for the Company’s executive officers and outside directors; (ii) review and determine the compensation of the executive officers of the Company; and (iii) oversee the selection and performance of the Company’s executive officers and succession planning for key members of the Company’s management. The Compensation Committee’s report is included below under “Compensation Discussion and Analysis”.

Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee is comprised of Messrs. Beckert (Chairman), Burki, Caton and Shakow all of whom are independent within the meaning of the NASDAQ listing standards and Rule 10A-3(b) under the 34 Act. Mr. Beckert is the Chairperson for the Committee.  This Committee met once during the 2010 fiscal year. The primary function of the Nominating Committee is to assist the Board in fulfilling its responsibilities with respect to Board and committee membership and shareholder proposals. Its primary duties and responsibilities are to: (i) establish criteria for Board and committee membership and recommend to the Board proposed nominees for election to the Board; and (ii) make recommendations regarding proposals and nominees for director submitted by stockholders of the Company.

The Nominating & Corporate Governance Committee will consider director nominees recommended by stockholders. A shareholder who wishes to recommend a person or persons for consideration as a Company nominee for election to the Board of Directors must send a written notice by mail to: Corporate Secretary, NetSol Technologies, Inc., 23901 Calabasas Road, Suite 2072, Calabasas, CA, 91302 by fax to: 818-222-9197, that sets forth (i) the name of each person whom the shareholder recommends be considered as a nominee; (ii) a business address and telephone number for each nominee (an e-mail address may also be included) and (iii) biographical information regarding such person, including the person’s employment and other relevant experience. Shareholder considerations will only be considered if delivered or mailed and received at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of Stockholders;  provided, however,  that in the event that the annual meeting is called for a date that is not within sixty (60) days before or after such anniversary date, notice by the Stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, which ever first occurs.

The Company’s nominating committee recommends that a nominee for a position on the Company’s Board of Directors meet the following minimum qualifications:

● He or she must be over 21 years of age;
● He or she must be able to read and understand basic financial statements;
● He or she must have experience in a position with a high degree of responsibility in a business or other organization;
● He or she must possess integrity and have high moral character
● He or she must be willing to apply sound, independent business judgment; and,
● He or she must have sufficient time to devote to the Company.

The Company’s nominating committee evaluates a potential nominee by considering whether the potential nominee meets the minimum qualifications described above, as well as by considering the following factors:

●  whether the potential nominee has leadership, strategic, or policy setting experience in a complex organization, including any scientific, governmental, educational, or other non-profit organization;
●  whether the potential nominee has experience and expertise that is relevant to the Company’s business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting the Company;
●  whether the potential nominee is highly accomplished in his or her respective field;
●  in light of the relationship of the Company’s business to the field of technology, whether the potential nominee has received any awards or honors in the fields of technology or engineering and whether he or she is recognized as a leader in that field;
●  whether the addition of the potential nominee to the Board of Directors would assist the Board of Directors in achieving a mix of Board members that represents a diversity of background and experience, including diversity with respect to age, gender, national origin, race, and competencies;
●  whether the potential nominee has high ethical character and a reputation for honesty, integrity, and sound business judgment;
●  whether the potential nominee can work collegially with others;

●  whether the potential nominee is independent, as defined by NASDAQ listing standards, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with the best interests of the Company and its stockholders, and whether he or she is willing and able to represent the interests of all stockholders of the Company; and
●  Any factor which would prohibit the potential nominee to devote sufficient time to its business.

In addition, with respect to an incumbent director whom the nominating committee is considering as a potential nominee for re-election, the Company’s nominating committee reviews and considers the incumbent director’s service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company. The manner in which the nominating committee evaluates a potential nominee will not differ based on whether the potential nominee is recommended by a shareholder or the Company.

The Company did not pay any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director at the fiscal year 2010 Annual Meeting of Stockholders. The Company did not receive, by December 11, 2010 (the 120th  calendar day before the first anniversary of the date of the Company’s 2010 proxy statement), any recommended nominee from a shareholder who beneficially owns more than 5% of the Company’s stock or from a group of stockholders who beneficially own, in the aggregate, more than 5% of the Company’s stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

SEC regulations require all transactions to be disclosed in proxy statements, which are commonly referred to as “related person transactions.” A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers, 5% or more beneficial owners of our common stock, and each of their immediate family members.  The Board of directors would only approve a transaction only if it determines that the transaction is not inconsistent with, the best interests of the Company and its shareholders. During fiscal year 2010, there were no material transactions between NetSol, any director or executive officer of the Company, or any security holder known to hold more than five percent (5%) of our common stock (a “5% Holder”).

DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth a summary of the compensation earned by our Directors and/or paid to certain of our Directors pursuant to the Company's compensation policies for the fiscal year ended June 30, 2010, other than Najeeb Ghauri, Naeem Ghauri and Salim Ghauri who are executives and directors.

NAME	FEES EARNED OR PAID IN CASH ($)	SHARES AWARDS ($) (1)	TOTAL ($)
Eugen Beckert	21,288	15,275	36,563
Shahid Javed Burki	26,612	15,275	41,887
Mark Caton	23,950	15,275	39,225
Alexander Shakow	15,075	15,275	30,350

(1)	During the fiscal year ended June 30, 2010, 17,500 shares were issued to each independent director valuing $15,275.

Director Compensation Policy

Messrs. Najeeb, Naeem and Salim Ghauri are not paid any fees or other compensation for services as members of our Board of Directors.

The non-employee members of our Board of Directors received as compensation for services as directors as well as reimbursement for documented reasonable expenses incurred in connection with attendance at meetings of our Board of Directors and the committees thereof. The Company paid the following amounts to members of the Board of Directors for the activities shown during the fiscal year ended June 30, 2010.
BOARD ACTIVITY	CASH PAYMENTS
Board Member Fee	$39,000
Committee Membership	$15,975
Chairperson for Audit Committee	$13,312
Chairperson for Compensation Committee	$10,650
Chairperson for Nominating and Corporate Governance Committee	$7,988

Members of our Board of Directors are also eligible to receive stock option or stock award grants both upon joining the Board of Directors and on an annual basis in line with recommendations by the Compensation Committee, which grants are non-qualified stock options under our Employee Stock Option Plans. Further, from time to time, the non-employee members of the Board of Directors are eligible to receive stock grants that may be granted if and only if approved by the shareholders of the Company.

Director Compensation Policy

Only independent directors receive any fees or other compensation for services as members of our Board of Directors.

The non-employee members of our Board of Directors received as compensation for services as directors as well as reimbursement for documented reasonable expenses incurred in connection with attendance at meetings of our Board of Directors and the committees thereof. The Company paid the following amounts to members of the Board of Directors for the activities shown during the fiscal year ended June 30, 2010.

BOARD ACTIVITY	CASH PAYMENTS
Board Member Fee	$40,000
Committee Membership	$16,000
Chairperson for Audit Committee	$15,000
Chairperson for Compensation Committee	$6,000
Chairperson for Nominating and Corporate Governance Committee	$4,500

Members of our Board of Directors are also eligible to receive stock option or stock award grants both upon joining the Board of Directors and on an annual basis in line with recommendations by the Compensation Committee, which grants are non-qualified stock options under our Employee Stock Option Plans. Further, from time to time, the non-employee members of the Board of Directors are eligible to receive stock grants that may be granted from the 2008 Equity Incentive Plan and otherwise if and only if approved by the stockholders of the Company.

 Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Caton (Chairman), Mr. Beckert, Mr. Burki and Mr. Shakow. During the fiscal year ended June 30, 2010, the Chairman of the Compensation Committee was Mr.  Caton. All current members of the Compensation Committee are "independent directors" as defined under the NASDAQ Listing Rules. None of these individuals were at any time during the fiscal year ended June 30, 2010, or at any other time, an officer or employee of the Company.

No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

COMMUNICATIONS BETWEEN STOCKHOLDERS AND BOARD OF DIRECTORS

The Board provides a process for stockholders to send communications to the Board or any of the Directors. Stockholders may send written communications to the Board or any one or more of the individual Directors by mail to: NetSol Technologies, Inc., Attention Corporate Secretary, 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302, or via fax to: 818-222-9197. Such communications will be reviewed by our Secretary, who shall remove communications relating to solicitations, junk mail, customer service concerns and the like. All other shareholder communications shall be promptly forwarded to the applicable member(s) of our board of directors or to the entire board of directors, as requested in the shareholder communication.

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to all of the Company’s employees, including but not limited to the Company’s chief executive officer and principal financial and accounting officers and controller. The Company’s Code of Ethics is posted on the Company’s web site at  www.netsoltech.com  (Select “About Us,” then “Corporate Governance”, and “Code of Ethics Adopted July 2, 2004”).

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, its only class of outstanding voting securities as of April 1, 2011 by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding common Stock with the address of each such person, (ii) each of the Company's present directors and officers, and (iii) all officers and directors as a group:

	Shares	Percentage

Najeeb Ghauri (3)	4,302,823	7.98%
Naeem Ghauri (3)	3,447,528	6.40%
Salim Ghauri (3)	3,356,616	6.23%
Eugen Beckert (3)	286,400	*
Shahid Javed Burki (3)	272,500	*
Mark Caton (3)	65,200	*
Alexander Shakow (3)	57,773	*
Patti McGlasson (3)	185,500	*
Boo-Ali Siddiqui (3)	77,500	*
Newland Capital Management LLC(7)	3,967,868	8.1%
All officers and directors as a group (nine persons)	12,051,840	22.36%

*  Less than one percent

(1)  Except as otherwise indicated, the Company believes that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2)  Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock relating to options currently exercisable or exercisable within 60 days of March 25, 2011,   are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them. Includes shares issuable upon exercise of options exercisable within 60 days, as follows: Mr. Najeeb Ghauri, 2,274,277; Mr. Naeem Ghauri, 2,309,377; Mr. Salim Ghauri, 2,145,191; Mr. Eugen Beckert, 135,000; Mr. Shahid Burki, 150,000; and Ms. Patti McGlasson, 110,000.

(3)  Address c/o NetSol Technologies, Inc. at 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302.

(4)  Shares issued and outstanding as of April 1, 2011 were 53,897,213.

(5) Pursuant to a form 13G/A filed on February 14, 2011 and relying upon the authenticity of the information contained therein, the following persons have shared voting power over 3,967,868 shares of common stock of the Company:  Newland Capital Management, LLC (as to 3,967,868 shares), Newland Master Fund, Ltd. (as to 3,967,868), Ken Brodkowitz (as to 3,967,868 shares) and Michael Vermut (as to 3,967,868 shares).  Newland Capital Management, LLC, Ken Brodkowitz and Michael Vermut with addresses c/o Newland Capital Management LLC, 350 Madison Avenue, 8th Floor, New York, New York, 10017; Newland Master Fund, Ltd. address is addresses are c/o Goldman Sachs (CAYMAN) Trust, Limited, P.O. Box 896, Gardenia Court, Suite 3307, 45 Market St., Camana Bay, Cayman Islands KY1-1103.

INFORMATION ABOUT DIRECTOR NOMINEES

The board is currently comprised of seven members. All of the seven members are standing for re-election.

Each nominee receiving a majority of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

All nominees have consented to serve if elected, but if any becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The stockholders have previously elected all director candidates.  The name, age, business experience and offices held by each director nominee are as follows:

Name and Age	Director Since	Current Position with the Company
Najeeb U. Ghauri (56)	1997	Chairman, Chief Executive Officer, Director
Naeem Ghauri (53)	1999	President, Director
Salim Ghauri (55)	1999	President, Director
Eugen Beckert (64)	2001	Director
Shahid Burki (72)	2003	Director
Mark Caton (61)	2007	Director
Alexander Shakow (73)	2007	Director

Director Qualifications

Under rules adopted by the Securities and Exchange Commission, the Company is required to describe the experience and qualification of those persons serving as directors or nominated for election as directors. The Nominating Committee, which is charged with the responsibility of evaluating nominees for director, has historically sought individuals with prior experience in business, professional practice or government, a commitment to community involvement and, perhaps most importantly, prior service as a member of the board of directors. Experience gained through these pursuits is viewed by the Nominating Committee as a strong indication that individuals nominated for election as directors will possess the attributes for successful service as a member of the Board.

NAJEEB U. GHAURI is the Chief Executive Officer and Chairman of NetSol.  He has been a Director of the Company since 1997, Chairman since 2003 and Chief Executive Officer since October 2006. Mr. Ghauri is the founder of NetSol Technologies, Inc. He was responsible for NetSol listing on NASDAQ in 1999, the NetSol subsidiary listing on KSE (Karachi Stock Exchange) in 2005, and the NetSol listing on the NASDAQ Dubai exchange in 2008.   Mr. Ghauri served as the Company's Chief Executive Officer from 1999 to 2001 and as the Chief Financial Officer from 2001 to 2005.  As CEO, Mr. Ghauri is responsible for managing the day-to-day operations of the Company, as well as the Company's overall growth and expansion plan.  Prior to joining the Company, Mr. Ghauri was part of the marketing team of Atlantic Richfield Company (ARCO) (now acquired by BP), a Fortune 500 company, from 1987-1997. Prior to ARCO, he spent nearly five years with Unilever as brand and sales managers. Mr. Ghauri received his Bachelor of Science degree in Management/Economics from Eastern Illinois University in 1979, and his M.B.A. in Marketing Management from Claremont Graduate School in California in 1981.  Mr. Ghauri was elected Vice Chairman of US Pakistan Business Council in 2006, a Washington D.C. based council of US Chamber of Commerce. He is also very active in several philanthropic activities in emerging markets and is a founding director of Pakistan Human Development Fund, a non-profit organization, a partnership with UNDP to promote literacy, health services and poverty alleviation in Pakistan. Mr. Ghauri has participated in NASDAQ opening and/or closing bell ceremonies in 2006, 2008, 2009 and 2010.  The Nominating Committee determined that Mr. Ghauri’s long term experience with the Company and his direct experience with capital markets and investment community makes him qualified to serve on our Board of Directors.

SALIM GHAURI has been with the Company since 1999 as the President and Director of the Company. Mr. Ghauri is currently the Chairman and CEO of NetSol Technologies Limited and President of the Asia Pacific Region and CEO of Global Services Group.  Mr. Ghauri was the founder of Network Solutions (Pvt.) Ltd. in 1995, Later NetSol Technologies (Pvt.) Limited.  Under his leadership, NetSol gradually built a strong team of IT professionals and infrastructure in Pakistan and became the first software house in Pakistan certified as ISO 9001 and CMMi Level 5 assessed. Under his leadership, NetSol PK has become the leading IT company and is known as an IT Icon in the region.  Mr. Ghauri received his Bachelor of Science degree in Computer Science from University of Punjab in Lahore, Pakistan. Before NetSol Technologies Ltd., Mr. Ghauri was employed with BHP in Sydney, Australia from 1987-1995, where he commenced his employment as a consultant.   Mr. Ghauri was appointed in 2007 as an Honorary Consul for Australia-Punjab Region.  The Nominating Committee determined that Mr. Ghauri’s capacity as Chief Executive of our largest subsidiary, his knowledge of our products, as well as his unique knowledge of the Asia Pacific and Pakistan markets makes him qualified to serve as a member of our Board of Directors.

 NAEEM GHAURI has been a Director of the Company since 1999 and was the Company’s Chief Executive Officer from August 2001 to October 2006. Mr. Ghauri serves as the Managing Director of NetSol (UK) Ltd., a wholly owned subsidiary of the Company located in London, England. He is also the director of the Global Sales group. While instrumental in numerous transactions, his most significant contribution to the revenue of the Company was his role in closing the TiG NetSol Joint Venture in 2005.  Prior to joining the Company, Mr. Ghauri was Project Director for Mercedes-Benz Finance Ltd., from 1994-1999. Mr. Ghauri supervised over 200 project managers, developers, analysis and users in nine European Countries. Mr. Ghauri earned his degree in Computer Science from Brighton University, England.   Mr. Ghauri serves on the board of NetSol Technologies Europe, Ltd., a subsidiary of the Company.  The Nominating Committee determined that Mr. Ghauri’s experience in auto finance, a significant portion of our revenues, and his experience in developing new business opportunities and relationships for the Company make him qualified to serve on our Board of Directors.

EUGEN BECKERT was appointed to the Board of Directors in August 2001. A native of Germany, Mr. Beckert received his masters in Engineering and Economics from the University of Karlsruhe, Germany. Mr. Beckert was with Mercedes-Benz AG/Daimler Benz AG from 1973, working in technology and systems development. In 1992, he was appointed director of Global IT (CIO) for Debis Financial Services, the services division of Daimler Benz. From 1996 to 2000, he acted as director of Processes and Systems (CIO) for Financial Services of DaimlerChrysler Asia Pacific Services.  During this period he was instrumental to having the LeaseSoft products of NetSol developed and introduced in several countries as a pilot customer .  From 2001 to 2004, he served as Vice President in the Japanese company of DCS.  Mr. Beckert retired from DaimlerChrysler in November 2006.  Mr. Beckert is chairman of the Nominating and Corporate Governance Committee and a member of the Audit and Compensation Committees.  The Nominating Committee determined that Mr. Beckert’s experience in auto finance related IT, specifically as CIO for Debis Financial Services, together with his status as an independent director under Nasdaq rules makes him qualified to serve on our Board of Directors.

SHAHID JAVED BURKI was appointed to the Board of Directors in February 2003.  Before joining the World Bank in 1974 he was a member of the Civil Service of Pakistan. He had a distinguished career with the World Bank from 1974 to 1999 where he held a number of senior positions including Chief of Policy Planning (1974-1981); Director of International Relations Department (1981-87); Director of China Department (1987-94); and Vice President of Latin America and the Caribbean Region (1994-99). Upon taking early retirement from the Bank, he took up the position of Chief Executive Officer of EMP Financial Advisors, a consulting company linked with the Washington based EMP Global, a private equity firm and worked there until 2005. He is currently Chairman the Institute of Public Policy, a think tank associated with the Beacon house National University, Lahore, Pakistan. He also spends some time each year as Senior Visiting Research Fellow at the Institute of South Asian Studies, National Singapore University. In 1996-97 he took leave of absence from the World Bank to take up the position of Finance Minister of Pakistan. Mr. Burki was educated at Government College, Lahore from where he received M.Sc. in Physics; at Oxford University as a Rhodes Scholar from where he received M.A. (Hons) in Economics; at Harvard University as a Mason Fellow from where he received M.P.A. and also studied for Ph.D. in Economics (not completed). In 1997, he received a Diploma in Advanced Management from Harvard University’s Business School.  Mr. Burki has authored several books and articles on development issues including  Study of Chinese Communes  (Harvard University Press, 1969);  Pakistan Under Bhutto (Macmillan, 1990);  Changing Perceptions, Altered Reality: Pakistan’s Economy Under Musharraf, 1999-2006  (Oxford University Press, 2007). He is currently working on a book, Changing Asia to be published later this year by Routledge, London.  Mr. Burki is a chairman of the Audit Committee and a member of the Compensation and Nominating and Corporate Governance Committees.  Mr. Burki is the Company’s Financial Expert on the Audit Committee.  The Nominating Committee believes that Mr. Burki’s vast experience as an economist and entrepreneur with specialization on the Asia Pacific markets, his status as our financial expert and, finally, his status as an independent director under Nasdaq rules makes him qualified to serve on our Board of Directors.

MARK CATON joined the board of directors in 2007.  Mr. Caton is currently President of Centela Systems, Inc. a distributor of computer peripheral solutions in the multimedia and digital electronic market segment, a position he has held since 2003. Prior to joining Centela, Mr. Caton was President of NetSol Technologies USA, responsible for US sales, from June 2002 to December 2003. Mr. Caton was employed by ePlus from 1997 to 2002 as Senior Account Representative. He was a member of the UCLA Alumni Association Board of Directors and served on the Board of Directors of NetSol from 2002-2003. Mr. Caton is a Chairman of the Compensation Committee and a member of the Audit and Nominating Committees. Mr. Caton received his BA from UCLA in psychology in 1971.  The Nominating Committee believes that Mr. Caton’s understands  the US IT market, his experience in human resources related issues and his status as an independent director under Nasdaq rules qualifies him to serve on our Board of Directors.

ALEXANDER SHAKOW was elected to the board on June 4, 2007.  Mr. Shakow had a distinguished career with the World Bank where he held various high level positions from 1981-2002.  Since 2002, he has been an independent consultant for various international organizations.  From 1968-1981 Mr. Shakow  held many senior positions at the United States Agency for International Development, including Assistant Administrator for Program and Policy; Director -Office of Development  Planning, Bureau for Asia; and, Director-Indonesia, Malaysia and Singapore Affairs.  Mr. Shakow was also a staff member of the United States Peace Corps from 1963-1968, including Director for Indonesia.  Mr. Shakow received his PhD from the London School of Economics and Political Science in 1962.  He earned his undergraduate degree with honors from Swarthmore College in 1958.  Mr. Shakow is listed in  Who’s Who in America, Who’s Who in the World  and  Who’s Who in Finance and Business .  Mr. Shakow is a member of the Audit, Compensation and Nominating and Corporate Governance Committees.   The Nominating Committee believes that Mr. Shakow’s extensive experience as an economist with focus on the Asia Pacific region as well as his status as an independent director under Nasdaq rules makes him qualified to serve on our Board of Directors.

No Arrangements of Understandings

There are no arrangements or understandings between any nominee for director and any other person(s) pursuant to which such nominee was or is to be selected as a director or nominee.

THE NETSOL TECHNOLOGIES, INC. 2011 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN

On February 24, 2011, subject to shareholder approval, our Board approved and adopted our 2011 Incentive and Nonstatutory Stock Option Plan (our 2011 Plan). Among other things, our 2011 Plan: (i)  provides us with flexibility to motivate, attract, and retain the services of employees upon whom our success depends and to provide them with an equity interest in our Company in order to motivate superior performance and grants of equity-based awards, including options, stock appreciation rights, restricted stock awards or performance share awards or any other right or interest relating to shares or cash, to eligible participants, and (ii) reserves 5,000,000 shares of common stock for availability for awards under our 2011 Plan. No options or other performance awards, deferred share awards, stock appreciation rights or restricted stock awards are outstanding under our 2011 Plan. Any grants made pursuant to our 2011 Plan will be subject to shareholder approval of the plan and any such conditionally awarded grants may not be exercised prior to such shareholder approval.

The affirmative vote of the holders of a majority of the shares of our common stock present, in person or by proxy, and entitled to vote at our annual meeting of shareholders is required to approve our 2011 Plan. Our 2011 Plan is included as Appendix A to this proxy statement.

The principal features of our 2011 Plan are summarized below. This summary is qualified in its entirety by reference to the full text of our 2011 Equity Incentive Plan in Appendix A to this proxy statement.

Summary of our 2011 Plan

General.    The purpose of our 2011 Plan is to provide us with flexibility to motivate, attract, and retain the services of employees upon whom our success depends and to provide them with an equity interest in our Company in order to motivate superior performance. Our 2009 Plan currently provides for the grant of equity-based awards, including options, stock appreciation rights, restricted stock awards or performance share awards or any other right or interest relating to shares or cash, to eligible participants.

Shares Subject to our 2011 Plan.    The aggregate number of shares reserved and available for award under our 2011 Plan is 1,000,000 (the Share Reserve). Our 2011 Plan contemplates the issuance of common stock upon exercise of options or other awards granted to eligible persons under our 2011 Plan. Shares issued under our 2011 Plan may be both authorized and unissued shares or previously issued shares acquired by us. Upon termination or expiration of an unexercised option, stock appreciation right or other stock-based award under our 2011 Plan, in whole or in part, the number of shares of common stock subject to such award again become available for grant under our 2011 Plan. Any shares of restricted stock forfeited as described below will become available for grant. The maximum number of shares that may be granted to any one participant in any calendar year may not exceed 500,000 shares.

In the event of any change in capitalization of our Company, such as a stock split, merger, consolidation, separation, spin off, or other distribution of stock or property of our Company, any reorganization, any partial or complete liquidation of our Company or any extraordinary cash or stock dividend, the Compensation Committee (the Committee) will make appropriate substitutions or adjustments in the aggregate number and kind of shares reserved for issuance under our 2011 Plan, in the share limitations for awards set forth in our 2011 Plan and in the number of shares subject to an exercise price of outstanding awards, or will make such other equitable substitution or adjustments as it may determine to be appropriate.

Administration.    Our 2011 Plan is administered by the Compensation Committee, which has the power to determine the terms and conditions of awards. A majority of the Committee will constitute at quorum. In addition, the Committee has the authority to amend, modify or terminate our 2011 Plan. No action by the Committee may affect any shares previously issued or any award previously granted under our 2011 Plan without the participant's written consent.

 Stock Options.    Options granted under our 2009 Plan are not generally transferable and must be exercised within 10 years, subject to earlier termination upon termination of the option holder's employment, but in no event later than the expiration of the option's term.

Each option granted under our 2011 Plan must be evidenced by a written agreement between us and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of our 2011 Plan. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant (except in connection with the assumption or substitution for another option in a manner qualifying under Section 424(a) of the Internal Revenue Code of 1986, as amended (the Code). Incentive stock options granted to any participant who owns 10% or more of our outstanding common stock (a Ten Percent Shareholder) must have an exercise price equal to or exceeding 110% of the fair market value of a share of our common stock on the date of the grant and must not be exercisable for longer than five years.

Options become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under our 2011 Plan is ten years, provided that an incentive stock option granted to a Ten Percent Shareholder must have a term not exceeding five years. Unless otherwise determined by the Committee, an option generally will remain exercisable for 90 days following the optionee's termination of service, except that if service terminates as a result of the optionee's normal retirement, death or disability, the option generally will remain exercisable for its remaining term. The Committee, in its discretion, may provide longer post-termination exercise periods, but in any event the option must be exercised no later than its expiration date.

Stock options are not assignable or transferable by the optionee other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and as set forth in the option award agreement, an option is assignable or transferable subject to the applicable limitations described in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933 (which includes transfers to family members, family trusts or pursuant to domestic relations orders, but excludes transfers of options for consideration).

Performance Awards.    Under our 2011 Plan, a participant may also be awarded a "performance award," which means that the participant may receive cash, stock or other awards contingent upon achieving performance goals established by the Committee. The Committee may also make "deferred share" awards, which entitle the participant to receive our stock in the future for services performed between the date of the award and the date the participant may receive the stock. The vesting of deferred share awards may be based on performance criteria and/or continued service with our Company. A participant who is granted a "stock appreciation right" under the Plan has the right to receive all or a percentage of the fair market value of a share of stock on the date of exercise of the stock appreciation right minus the grant price of the stock appreciation right determined by the Committee (but in no event less than the fair market value of the stock on the date of grant). Finally, the Committee may make "restricted stock" awards under our 2011 Plan, which are subject to such terms and conditions as the Committee determines and as are set forth in the award agreement related to the restricted stock. Unless the Committee otherwise provides, upon termination of a participant's employment during the period when the restrictions apply, the participant's restricted stock is forfeited to us.

Section 162(m) of the Code limits our federal income tax deduction for compensation paid to our Chief Executive Officer and our three most highly paid executive officers (other than the Chief Financial Officer) for the applicable taxable year. The limit is $1,000,000 per officer per year, with certain exceptions. This deductibility cap does not apply to "performance-based compensation," if approved in advance by our shareholders. Our 2009 Plan provides that all or a portion of an award that is subject to performance-based vesting may be designed to qualify as deductible "performance-based compensation." The performance criteria for that portion of any award that is intended to qualify as deductible performance-based compensation will be a measure based on performance criteria, either individually, alternatively or in any combination, applied to either our Company as a whole or to a subsidiary, division or other area of our Company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee which may include the following: Awards other than Options and SARs made pursuant to the Plan may be made subject to the attainment of performance goals relating to one or more: (a) cash flow; (b) earnings (including gross margin, earnings before interest and taxes ("EBIT"), earnings before taxes ("EBT"), earnings before interest, taxes, depreciation, amortization and stock option expense ("EBITDASO"), and net earnings); (c) ethical conduct; (d) market share; (e) earnings per share; (f) growth in earnings or earnings per share; (g) stock price; (h) return on equity or average shareholders' equity; (i) total shareholder return; (j) return on capital; (k) return on assets or net assets; (l) return on investment; (m) revenue; (n) income or net income; (o) operating income or net operating income; (p) operating profit or net operating profit; (q) operating margin; (r) return on operating revenue; (s) overhead or other expense reduction; (t) growth in shareholder value relative to the two-year moving average of the S&P 500 Index; (u) growth in shareholder value relative to the two-year moving average of the Dow Jones Industrial Average; (v) credit rating; (w) strategic plan development and implementation; (x) succession plan development and implementation; (y) retention of executive talent; (z) improvement in workforce diversity; (aa) return on average shareholders' equity relative to the ten year treasury yield; (bb) capital resource management plan development and implementation; (cc) improved internal financial controls plan development and implementation; (dd) corporate tax savings; (ee) corporate cost of capital reduction; (ff) investor relations program development and implementation; (gg) corporate relations program development and implementation; (hh) executive performance plan development and implementation; and (ii) tax provision rate for financial statement purposes.  The Committee may adjust the performance results to take into account extraordinary, unusual, non-recurring, or non-comparable items. No award of restricted stock, deferred stock or other awards granted under our 2009 Plan (other than stock options and stock appreciation rights) that is intended to satisfy the requirements for "performance based compensation" under Section 162(m) of the Code will be payable unless the Committee certifies in writing that the applicable performance goals have been satisfied.

Change in Control.    In the event of certain changes in control of NetSol Technologies, the Committee has the discretion to provide that any award under our 2011 Plan that may be exercised will become fully vested and exercisable, and/or that all restrictions on any awards under our 2011 Plan will lapse as the Committee determines, which may be prior to the change of control.

Termination or Amendment.    Our 2008 Plan will continue in effect until the first to occur of (i) its termination by the Committee or (ii) the date on which all shares available for issuance under our 2011 Plan have been issued and all restrictions on such shares under the terms of our 2011 Plan and the agreements evidencing awards granted under our 2011 Plan have lapsed. However, no incentive stock option may be granted under our 2011 Plan after February 24, 2021.

The Committee may terminate or amend our 2011 Plan at any time, provided that without shareholder approval, our 2011 Plan cannot be amended to increase the Share Reserve, change the class of persons eligible to receive incentive stock options or effect any other change that would require shareholder approval under any applicable law. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law.

The foregoing summary of certain provisions of our 2011 Plan is qualified by reference to the text of our 2011 Plan attached as Appendix A to this proxy statement.

Summary of Federal Income Tax Consequences of our 2011 Plan

The following summary describes the typical U.S. federal income tax consequences of awards granted under our 2011 Plan based upon provisions of the Code, as in effect on the date hereof, current regulations promulgated and proposed thereunder, and existing public and private administrative rulings of the Code, all of which are subject to change (possibly with retroactive effect). This is not intended to be a complete analysis and discussion of the federal income tax treatment of awards under our 2011 Plan, and does not discuss estate or gift taxes or the income tax laws of any municipality, state, or foreign country. Our Company generally will be entitled to withhold any required taxes in connection with the exercise or payment of an award, and may require the participant to pay such taxes as a condition to exercise of an award.

Stock Options.    ISOs and non-qualified stock options (NQSOs) are treated differently for federal income tax purposes. ISOs are intended to satisfy the requirements of Section 422 of the Code. NQSOs need not satisfy such requirements.

A participant is not taxed on the grant or, except as described in the next sentence, the exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date, however, will be a preference item for purposes of the alternative minimum tax, and thus a participant could be subject to the alternative minimum tax as a result of the exercise of an ISO. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the participant's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the participant's basis in the shares (which generally equals the exercise price).

If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, then: (i) if the proceeds received exceed the exercise price of the ISO, the participant will recognize capital gain equal to the excess, if any, of the proceeds received over the fair market value of the shares on the date of exercise, and will recognize ordinary income equal to the excess, if any, of the lesser of the proceeds received or the fair market value of the shares on the date of exercise over the exercise price of the ISO; or (ii) if the proceeds received are less than the exercise price of the ISO, the participant will recognize a capital loss equal to the excess of the exercise price of the ISO over the proceeds received. Capital gains recognized upon a disqualifying disposition will be taxable as long term capital gains if the participant held the shares for more than one year after the exercise of the ISO, or otherwise as short-term capital gains if the participant held the shares for less than one year after the exercise of the ISO. Capital losses recognized upon a disqualifying disposition will offset long term capital gains if the participant held the shares for more than one year after the exercise of the ISO, or otherwise will offset up to $3,000 of long-term or short-term capital gains each year with the remainder carried forward if the participant held the shares for less than one year after the exercise of the ISO.

Our Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the participant's disposition of the shares after satisfying the holding period requirements described above. If the holding periods are not satisfied, our Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.

The recipient of an NQSO will not realize any taxable income upon the grant of the option. Upon exercise of such option, the participant will realize ordinary income in an amount generally measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price. Our Company will generally be entitled to a deduction in the same amount as the ordinary income realized by the participant. Upon the sale of such shares, the participant will realize short-term or long-term capital gain or loss, depending upon the length of time the shares are held. Such gain or loss will be measured by the difference between the sale price of the shares and the fair market value on the date of exercise. Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations under our 2011 Plan by delivering previously owned shares or by reducing the number of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired, and may constitute a disposition for purposes of applying the ISO holding periods discussed above.

Stock Appreciation Rights.    There will be no federal income tax consequences to either the participant or our Company on the grant of a stock appreciation right or while the right remains outstanding. Upon the exercise of such right, the participant will recognize ordinary income in an amount equal to the amount of cash and/or the fair market value, at the date of such exercise, of the shares received by such participant as a result of such exercise. Our Company will generally be entitled to a corresponding tax deduction.

Restricted Stock.    The federal income tax consequences of a grant of restricted stock depend upon whether or not a participant elects to be taxed at the time of the grant of such shares under Section 83(b) of the Code (an 83(b) election). If no 83(b) election is made, the participant will not recognize taxable income at the time of the grant of the restricted stock. When the restrictions on the shares lapse, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the restricted stock at that time. If the 83(b) election is made, the participant will recognize taxable income at the time of the grant of restricted stock in an amount equal to the fair market value of such shares at that time, determined without regard to any of the restrictions. If the shares are forfeited before the restrictions lapse, the participant will be entitled to no deduction on account thereof.

The participant's tax basis in the restricted stock is the amount recognized by him or her as income attributable to such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares is capital gain or loss if the shares are otherwise capital assets.

Our Company will be entitled to a tax deduction in the same amount as the income recognized by the participant as a result of the grant of restricted stock or lapse of restrictions in the taxable year in which the participant recognizes such income.

Deferred Stock/Other Stock Awards.    Participants will not have taxable income upon the grant of deferred stock or other stock awards. Recognition of taxable income is postponed until the restrictions on the awards lapse. At that time, the participant will recognize taxable income equal to the then fair market value of the shares or other property issuable in payment of such award, and such amount will be the tax basis for such shares. Our Company will be entitled to a tax deduction in the same amount as the income recognized by the participant as a result of the lapse of restrictions in the taxable year in which the participant recognizes such income.

Other Tax Issues.    As noted above, Section 162(m) of the Code limits our federal income tax deduction for compensation paid to the Chief Executive Officer and any of the three other most highly compensated executive officers (other than the Chief Financial Officer) for the applicable taxable year. In certain instances, our Company may be denied a compensation deduction for awards granted to certain executive officers that do not qualify as "performance-based compensation" to the extent their aggregate compensation exceeds $1,000,000 in a given year.

As noted above, the Committee may, in its sole discretion, accelerate the payment or vesting or release any restrictions on any awards in the event of a change in control of our Company (as defined in our 2008 Plan) or in the event of certain tender offers. If a participant's award vests because of a change in (i) the ownership or effective control of our Company or (ii) the ownership of a substantial portion of the assets of our Company and the participant is an officer, shareholder or highly-compensated employee of our Company, such acceleration could be subject to the "golden parachute" provisions of Sections 280G and 4999 of the Code. In that event, our Company could be denied all or part of its tax deduction and the participant could be subject to excise tax.

New Plan Benefits.    No grants have been made under the Plan that are subject to stockholder approval at the Annual Meeting. It is not possible at present to predict the number of grants that will be made or who will receive any such grants under the Plan after the Annual Meeting.

New Plan Benefits Table

Name and Position	Dollar	Number
	Value ($)	of Units

Najeeb Ghauri, Chairman & CEO	*	—
Boo-Ali Siddiqui, CFO	*	—
Patti L. W. McGlasson, General Counsel & Secretary	*	—
Executive Officers as a Group	*	—
Non-executive Directors as a Group	*	—
Non-executive Officer Employees as a Group	*	—

* Fair market value to be calculated on date of grant.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis will describe the Compensation Committee's compensation objectives and policies for our Named Executive Officers, including executive pay decisions and processes and all elements of NetSol Technologies’ executive compensation program.

NetSol Technologies’ Named Executive Officers, a group comprised of the Chief Executive Officer, the Chief Financial Officer, and three other executive officers for fiscal year 2010, are the following seven individuals:

Najeeb Ghauri	Chief Executive Officer
Salim Ghauri	President of Asia Pacific and Middle East Operations
Naeem Ghauri	President of European Operations
Boo-Ali Siddiqui	Chief Financial Officer
Patti L. W. McGlasson	Secretary and General Counsel

Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the stockholders by rewarding performance at or above established goals, with the ultimate objective of increasing stockholder value. The philosophy of the Compensation Committee is to evaluate both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Compensation Committee believes executive compensation packages should include both cash and equity-based compensation that reward performance as measured against established goals.

Setting Executive Compensation

Management develops our compensation plans by utilizing publicly available compensation data in the media services and technology industries. We believe that the practices of these groups of companies provide us with appropriate compensation benchmarks, because these groups of companies are in similar businesses and tend to compete with us for executives and other employees. For benchmarking executive compensation, we typically review the compensation data we have collected from these groups of companies, as well as a subset of the data from those companies that have a similar number of employees as the Company. For purposes of determining executive compensation, we have not engaged consultants to help us analyze this data or to compare our compensation programs with the practices of the companies represented in the compensation data we review.

Based on management's analyses and recommendations, the Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended to establish base salaries and total executive compensation (taking into consideration the executive's experience and abilities) that are competitive with those companies with a similar number of employees represented in the compensation data we review.

We work within the framework of this pay-for-performance compensation philosophy to determine each component of an executive's initial compensation package based on numerous factors, including:

• the individual's particular background, track record and circumstances, including training and prior relevant work experience;

• the individual's role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review;

• the demand for individuals with the individual's specific expertise and experience;

• performance goals and other expectations for the position; and,

• uniqueness of industry skills.

The terms of each executive officer's compensation are derived from employment agreements negotiated between the Company and the executive. Each executive's employment agreement is generally negotiated to cover a one to three-year period, and prescribes the base salary and other annual payments, if any, to the executive. Employment agreements for all executive officers are approved by the Board of Directors and the Compensation Committee. Employment agreements for other executives are approved by the Company's Chief Executive Officer.

2010 Executive Compensation Components

For the fiscal year ended June 30, 2010, the principal components of compensation that our named executive officers were eligible to receive were:

• Base salary;
• Long Term Equity Incentive Compensation;
• Performance-based incentive compensation (discretionary bonus); and,
• Perquisites and other personal benefits.

Base Salary

An executive's base salary is evaluated together with components of the executive's other compensation to ensure that the executive's total compensation is consistent with our overall compensation philosophy.

The base salaries were established in arms-length negotiations between the executive and the Company, taking into account their extensive experience, knowledge of the industry, track record, and achievements on behalf of the Company.

Base salaries are adjusted annually by the Compensation Committee.

Annual Bonus

Our compensation program includes eligibility for bonuses as rewarded by the Compensation Committee. All executives are eligible for annual performance-based cash bonuses in accordance with Company policies.

We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our executives in equity-based awards. Our various Employee Stock Option Plans allow us to grant stock options to employees. We currently make initial equity awards of stock options to new executives and certain non-executive employees in connection with their employment with the Company. Annual grants of options, if any, are approved by the Compensation Committee.

Equity Incentives.    Executives, certain non-executive employees, and directors who join us may be awarded stock awards and/or stock option grants after they join the Company. These grants have an exercise price equal to the fair market value of our common stock on the grant date. Such awards are intended to provide the executive with incentive to build value in the organization over an extended period of time. The size of the stock option award is also reviewed in light of the executive's track record, base salary, other compensation and other factors to ensure that the executive's total compensation is in line with our overall compensation philosophy.  A review of all components of compensation is conducted when determining equity awards to ensure that total compensation conforms to our overall philosophy and objectives.

 Perquisites and Other Personal Benefits

We provide named executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers.

We maintain benefits and perquisites that are offered to all employees, including health insurance and dental insurance.   Benefits and perquisites may vary in different country locations and are consistent with local practices and regulations.

Termination Based Compensation

Upon termination of employment, all executive officers with a written employment agreement are entitled to receive severance payments under their employment agreements. In determining whether to approve, and as part of the process of setting the terms of, such severance arrangements, the Compensation Committee recognizes that executives and officers often face challenges securing new employment following termination.  Further, the Committee recognizes that many of the named executives and officers have participated in the Company since its founding and that this participation has not resulted in a return on their investments.  Termination and Change in Control Payments considered both the risk and the dedication of these executives’ service to the Company.

Our Chief Executive Officer, CEO of NetSol Technologies, Ltd. and CEO of NetSol Technologies Europe, Ltd.  have employment agreements that provide, if his employment is terminated without cause or if the executive terminates the agreement with Good Reason, he is entitled to (a) all remaining salary to the end of the date of termination, plus salary from the end of the employment term through the end of the third anniversary of the date of termination, and (b) the continuation by the Company of medical and dental insurance coverage for him and his family until the end of the employment term and through the end of the third anniversary of the date of termination.  Provided, however, if such benefits cannot be continued for this extended period, the Executive shall receive cash (including a tax-equivalency payment for Federal, state and local income and payroll taxes assuming Executive is in the maximum tax bracket for all such purposes) where such benefits may not be continued.  These agreements further provide for vesting of all options and restrictive stock grants, if any.

The CFO of the Company does not currently have a written employment agreement with the Company.

The Secretary of the Company has an employment agreement that provides, if she is terminated without cause or if the executive terminates the agreement with Good Reason, she is entitled to (a) all remaining salary to the end of the date of termination, plus salary from the end of the employment term through the end of the first anniversary of the date of termination, and (b) the continuation by the Company of medical and dental insurance coverage for her and her family until the end of the employment term and through the end of the first anniversary of the date of termination.  Provided, however, if such benefits cannot be continued for this extended period, the Executive shall receive cash (including a tax-equivalency payment for Federal, state and local income and payroll taxes assuming Executive is in the maximum tax bracket for all such purposes) where such benefits may not be continued.  These agreements further provide for vesting of all options and restrictive stock grants, if any.

 Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes.

Accounting for Stock-Based Compensation

Commencing on July 1, 2006, we began accounting for stock-based payments, including awards under our Employee Stock Option Plans, in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or SFAS 123(R).

Summary Compensation

The following table shows the compensation for the fiscal year ended June 30, 2010 and June 30, 2009, earned by our Chairman and Chief Executive Officer, our Chief Financial Officer who is our Principal Financial and Accounting Officer, and others considered to be executive officers of the Company.

Name and Principle Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	All Other Compensation ($)		Total ($)
Najeeb Ghauri	2010	$315,000	$-	$99,375	$94,772	$70,981	(2)	$580,128
CEO & Chairman	2009	$272,265	$-	$-	$58,290	$36,000		$366,555
Naeem Ghauri	2010	$225,000	$-	$99,375	$66,340	$27,000	(3)	$417,715
President EMEA Region	2009	$200,000	$-	$-	$40,802	$25,686		$266,488
Salim Ghauri	2010	$212,500	$-	$99,375	$66,340	$9,918	(4)	$388,133
President APAC Region	2009	$175,000	$-	$-	$40,802	$-		$215,802
Boo-Ali Siddiqui	2010	$75,000	$-	$9,000	$-	$-	(4)	$84,000
Chief Financial Officer	2009	$15,000	$-	$6,400	$-	$-		$21,400
Dan Lee	2010	$-	$-	$-	$-	$-	(4)	$-
Chief Financial Officer	2009	$58,333	$-	$13,340	$-	$4,245		$75,918
Tina Gilger	2010	$-	$-	$-	$-	$-	(4)	$-
Chief Financial Officer	2009	$70,360	$5,000	$-	$-	$-		$75,360
Patti L. W. McGlasson	2010	$122,747	$-	$7,200	$-	$23,594	(5)	$153,541
Secretary, General Counsel	2009	$124,289	$5,000	$17,200	$-	$-		$146,489
(1) The stock was awarded as compensation and sign up bonus to the officers.  Therefore, no expense was recognized in the consolidated financial statements.

(2)  Consists of $36,000 and $36,000 paid for automobile and travel allowance, $8,379 and $Nil on account of life insurance and $26,602 and $32,151 paid for medical and dental insurance premiums paid by the Company for participation in the health insurance program for the fiscal years ended June 30, 2010 and 2009, respectively.
(3)  Consists of $24,000 and $22,790 paid for automobile and travel allowance and $3,000 and $2,896 paid for private medical insurance premiums paid by the Company for the fiscal years ended June 30, 2010 and 2009, respectively.
(4)  The amount paid to the officer was in aggregate less than $10,000 for the fiscal years ended June 30, 2010 and 2009, respectively.
(5)  Consists of $8,500 paid for automobile allowance and $15,094 paid for medical and dental insurance premiums for participation in the health insurance program for the fiscal year ended June 30, 2010. The amount paid to the officer was in aggregate less than $10,000 for the fiscal years ended June 30, 2009.

Grants of Plan-Based Awards

Mr. Najeeb Ghauri, Mr. Naeem Ghauri and Mr. Salim Ghauri pursuant to the terms of their employment agreement were entitled to a bonus based on the performance of the Company for the fiscal year ended June 30, 2008. Messrs. Ghauri waived all rights to bonuses and options pursuant to the terms of their employment agreements in response to the economic downturn of late 2008.

Mr. Najeeb Ghauri, Mr. Naeem Ghauri and Mr. Salim Ghauri were granted, in February 2009, 750,000, 525,000 and 525,000 options, respectively, to acquire shares of common stock of the Company. The options vest quarterly and were approved by the Compensation Committee as an incentive for Messrs. Ghauri in light of the agreed reduction of salary in early 2009.  Ms. McGlasson was granted 20,000 shares of common stock of the Company in early 2009 as an incentive for Ms. McGlasson in light of the agreed reduction of salary.

The following options were granted to the named executives during the fiscal year ended June 30, 2008:  10,000 options to Ms. Patti McGlasson, using the Black-Scholes model these were valued at $12,160 and an expense was recorded for this amount in the accompanying consolidated financial statements.

There were no options granted to the named executives during the fiscal year ended June 30, 2007.

Discussion of Summary Compensation Table

The terms of our executive officers' compensation are derived from our employment agreements with them and the annual performance review by our Compensation Committee. The terms of Mr. Najeeb Ghauri, Mr. Naeem Ghauri and Mr. Salim Ghauri’s employment agreements with the Company were the result of negotiations between the Company and the executives and were approved by our Compensation Committee and Board of Directors. The terms of Ms. McGlasson’s and Mr. Siddiqui’s employment agreement with the Company were the result of negotiations between our Chief Executive Officer and the employees and were approved by our Compensation Committee and Board of Directors.

Employment Agreement with Najeeb Ghauri
Effective January 1, 2007, the Company entered into an Employment Agreement with our Chief Executive Officer, Najeeb Ghauri (the “CEO Agreement”). The CEO Agreement was amended effective January 1, 2008 and again January 1, 2010.  Pursuant to the CEO Agreement, as amended, between Mr. Ghauri and the Company (the "CEO Agreement"), the Company agreed to employ Mr. Ghauri as its Chief Executive Officer from the date of the CEO Agreement through December 31, 2012. The term of employment automatically renews for 36 additional months unless notice of intent to terminate is received by either party at least 6 months prior to the end of the term.  Under the CEO Agreement, Mr. Ghauri is entitled to an annualized base salary of $375,000 and 250,000 shares of common stock which are granted 25% on a quarterly basis following each 3 months of service, and is eligible for annual bonuses at the discretion of the Compensation Committee.  Pursuant to the terms of the amendment, Mr. Ghauri was entitled to the following bonuses.  A bonus of One Hundred Thirty Three Thousand Dollars ($133,000) is payable upon achieving the minimum bonus benchmark of: company-wide revenue of $30,000,000 for the fiscal year 2009-2010; and, earnings per share of $0.05 (the “Minimum Bonus Benchmark”).  An additional bonus may be earned if an “accelerator goal” is achieved.  The bonus is accelerated to a total of Two Hundred Thousand Dollars ($200,000) if revenue of $33,000,000 is attained together with earnings per share of $0.10.

Mr. Ghauri is entitled to participate in the Company's stock option plans, is entitled to three weeks of paid vacation per calendar year, is to receive a car allowance totaling $3,000 per month for the term of the CEO Agreement, and the Company shall pay premiums not to exceed $16,600 (or $4,150 quarterly) for life insurance for the Executive.

The CEO Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the CEO Agreement, if he terminates his employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, he shall be entitled to all remaining salary from the termination date until 36 months thereafter, at the rate of salary in effect on the date of termination, immediate vesting of all options and, continuation of all health related plan benefits for a period of 36 months. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If he is terminated by the Company for Cause (as described below), or at the end of the employment term, he shall not be entitled to further compensation. Under the CEO Agreement, Good Reason includes the assignment of duties inconsistent with his title, a material reduction in salary and perquisites, the relocation of the Company's principal office by 30 miles, if the Company asks him to perform any act which is illegal, including the commission of a crime or act of moral turpitude, or a material breach of the CEO Agreement by the Company. Under the CEO Agreement, Cause includes conviction of crime involving moral turpitude, failure to perform his duties to the Company, engaging in activities which are directly competitive to or intentionally injurious to the Company, or any material breach of the CEO Agreement by Mr. Ghauri.

 The above summary of the CEO Agreement is qualified in its entirety by reference to the full text of the CEO Agreement, a copy of which was filed as an exhibit to the Company’s 10-KSB for the fiscal year ended June 30, 2007.  The above summary of the First Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which was filed as an exhibit to the Company’s 10-KSB for the fiscal year ended June 30, 2008.  The above summary of the Second Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which was filed as an exhibit to the Company’s 10-Q for the fiscal year ended December 31, 2009.

Employment Agreement with Naeem Ghauri

Effective January 1, 2007, the Company entered into an Employment Agreement with our President of NetSol Technologies Europe, Ltd. and Chief Executive Officer of EMEA, Naeem Ghauri (the “President EMEA Agreement”). The President EMEA Agreement was amended effective January 1, 2008 and again effective January 1, 2010.  Pursuant to the Employment Agreement, as amended, the Company agreed to employ Mr. Ghauri as its President of the EMEA region from the date of the President EMEA Agreement through December 31, 2012. The term of employment automatically renews for 36 additional months unless notice of intent to terminate is received by either party at least 6 months prior to the end of the term. Under the President EMEA Agreement, Mr. Ghauri is entitled to an annualized base salary of $250,000, 250,000 shares of common stock which are granted 25% on a quarterly basis following each 3 months of service, and is eligible for annual bonuses at the discretion of the Compensation Committee.  A bonus of One Hundred Thirty Three Thousand Dollars ($133,000) is payable upon achieving the minimum bonus benchmark of: company-wide revenue of $30,000,000 for the fiscal year 2009-2010; and, earnings per share of $0.05 (the “Minimum Bonus Benchmark”).  An additional bonus may be earned if an “accelerator goal” is achieved.  The bonus is accelerated to a total of Two Hundred Thousand Dollars ($200,000) if revenue of $33,000,000 is attained together with earnings per share of $0.10.

In addition, Mr. Ghauri is entitled to participate in the Company's stock option plans, is entitled to two weeks of paid vacation per calendar year and is to receive a car allowance totaling $2,000 per month for the term of the President EMEA Agreement. Finally, during the term of the President EMEA Agreement, the Company shall pay the amount of premiums or other costs incurred for the coverage of Mr. Ghauri, his spouse and dependent family members under the Company's health and related benefit plans.

The President EMEA Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the President EMEA Agreement, if he terminates his employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, he shall be entitled to all remaining salary from the termination date until 36 months thereafter, at the rate of salary in effect on the date of termination, immediate vesting of all options and, continuation of all health related plan benefits for a period of 36 months. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If he is terminated by the Company for Cause (as described below), or at the end of the employment term, he shall not be entitled to further compensation. Under the President EMEA Agreement, Good Reason includes the assignment of duties inconsistent with his title, a material reduction in salary and perquisites, the relocation of the Company's principal office by 30 miles, if the Company asks him to perform any act which is illegal, including the commission of a crime or act of moral turpitude, or a material breach of the President EMEA Agreement by the Company. Under the President EMEA Agreement, Cause includes conviction of crime involving moral turpitude, failure to perform his duties to the Company, engaging in activities which are directly competitive to or intentionally injurious to the Company, or any material breach of the President EMEA Agreement by Mr. Ghauri.

The above summary of the President EMEA Agreement is qualified in its entirety by reference to the full text of the President EMEA Agreement, a copy of which was filed as an exhibit to the Company’s 10-KSB for the fiscal year ended June 30, 2007.  The above summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which was filed as an exhibit to the Company’s 10-KSB for the fiscal year ended June 30, 2008.   The above summary of the Second Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which was filed as an exhibit to the Company’s 10-Q for the fiscal year ended December 31, 2009.

 Employment Agreement with Salim Ghauri

Effective January 1, 2007, the Company entered into an Employment Agreement with our President of NetSol Technologies, Ltd., our wholly owned subsidiary in Lahore, Pakistan and Chief Executive Officer of the APAC Region, Mr. Salim Ghauri (the “President APAC Agreement”). The President APAC Agreement was amended effective January 1, 2008 and again January 1, 2010.  Pursuant to the President APAC Agreement, as amended, the Company agreed to employ Mr. Ghauri as its President APAC and Chief Executive Officer of the Global Services Division from the date of the President APAC Agreement through December 31, 2012. The term of employment automatically renews for 36 additional months unless notice of intent to terminate is received by either party at least 6 months prior to the end of the term.

Under the President APAC Agreement, Mr. Ghauri is entitled to an annualized base salary of $225,000 and is eligible for annual bonuses at the discretion of the Compensation Committee, 250,000 shares of common stock which are granted 25% on a quarterly basis following each 3 months of service, and is eligible for annual bonuses at the discretion of the Compensation Committee.  A bonus of One Hundred Thirty Three Thousand Dollars ($133,000) is payable upon achieving the minimum bonus benchmark of: company-wide revenue of $30,000,000 for the fiscal year 2009-2010; and, earnings per share of $0.05 (the “Minimum Bonus Benchmark”).  An additional bonus may be earned if an “accelerator goal” is achieved.  The bonus is accelerated to a total of Two Hundred Thousand Dollars ($200,000) if revenue of $33,000,000 is attained together with earnings per share of $0.10.

The Company retained the right to increase the base compensation as it deems necessary. Mr. Ghauri agreed to a 20% decrease in his salary from April 1 to June 30, 2009.  In addition, Mr. Ghauri is entitled to participate in the Company's stock option plans, is entitled to two weeks of paid vacation per calendar year. Finally, during the term of the President APAC Agreement, the Company shall pay the amount of premiums or other costs incurred for the coverage of Mr. Ghauri, his spouse and dependent family members under the Company's health and related benefit plans.

The President APAC Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the President APAC Agreement, if he terminates his employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, he shall be entitled to all remaining salary from the termination date until 36 months thereafter, at the rate of salary in effect on the date of termination, immediate vesting of all options and, continuation of all health related plan benefits for a period of 36 months. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If he is terminated by the Company for Cause (as described below), or at the end of the employment term, he shall not be entitled to further compensation. Under the President APAC Agreement, Good Reason includes the assignment of duties inconsistent with his title, a material reduction in salary and perquisites, the relocation of the Company's principal office by 30 miles, if the Company asks him to perform any act which is illegal, including the commission of a crime or act of moral turpitude, or a material breach of the President APAC Agreement by the Company. Under the President APAC Agreement, Cause includes conviction of crime involving moral turpitude, failure to perform his duties to the Company, engaging in activities which are directly competitive to or intentionally injurious to the Company, or any material breach of the President APAC Agreement by Mr. Ghauri.

The above summary of the President APAC Agreement is qualified in its entirety by reference to the full text of the President APAC Agreement, a copy of which was filed as an exhibit to the Company’s 10-KSB for the fiscal year ended June 30, 2007.  The above summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which was filed as an exhibit hereto. The above summary of the Second Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which was filed as an exhibit to the Company’s 10-Q for the fiscal year ended December 31, 2009.

Employment Agreement with Boo-Ali Siddiqui

Effective April 1, 2010, the Company entered into an Employment Agreement with our Chief Financial Officer, Mr. Boo-Ali Siddiqui. Pursuant to the Employment Agreement between Ms. Siddiqui and the Company (the "CFO Agreement"), the Company agreed to employ Mr. Siddiqui as its CFO from the date of the CFO Agreement through March 31, 2011. According to the terms of the CFO Agreement, the term of the agreement automatically extends for an additional thirty day periods unless notice of intent to terminate is received by either party at least two weeks prior to the end of the term. Under the CFO Agreement, Mr. Siddiqui is entitled to an annualized base salary of $84,000 and is eligible for annual bonuses at the discretion of the Chief Executive Officer.  Mr. Siddiqui shall also receive a total of 50,000 shares of common stock to be granted in 25% tranches upon each completion of a quarter of service during the term of his CFO Agreement.

The CFO Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the CFO Agreement, if she terminates her employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, she shall be entitled to all remaining salary from the termination date until 2 months thereafter, at the rate of salary in effect on the date of termination, immediate vesting of all options and, continuation of all health related plan benefits for a period of 2 months. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If he is terminated by the Company for Cause (as described below), or at the end of the employment term, he shall not be entitled to further compensation. Under the CFO Agreement, Good Reason includes the assignment of duties inconsistent with his title, a material reduction in salary and perquisites, the relocation of the Company's principal office by 60 miles, if the Company asks him to perform any act which is illegal, including the commission of a crime or act of moral turpitude, or a material breach of the CFO Agreement by the Company. Under the CFO Agreement, Cause includes conviction of crime involving moral turpitude, failure to perform his duties to the Company, engaging in activities which are directly competitive to or intentionally injurious to the Company, or any material breach of the CFO Agreement by Mr. Siddiqui.

The above summary of the CFO Agreement is qualified in its entirety by reference to the full text of the CFO Agreement, a copy of which was filed as an exhibit to the Company’s 10-Q for the quarter ended December 31, 2009.

Employment Agreement with Patti L. W. McGlasson

Effective May 1, 2006, the Company entered into an Employment Agreement with our Secretary and General Counsel, Ms. Patti L. W. McGlasson. Pursuant to the Employment Agreement between Ms. McGlasson and the Company (the "General Counsel Agreement"), the Company agreed to employ Ms. McGlasson as its Secretary and General Counsel from the date of the General Counsel Agreement through March 31, 2012. According to the terms of the General Counsel Agreement, the term of the agreement automatically extends for an additional one year periods unless notice of intent to terminate is received by either party at least 6 months prior to the end of the term. Under the General Counsel Agreement, Ms. McGlasson was entitled to an annualized base salary of $130,000, 40,000 shares of common stock to be granted in 25% tranches after each quarter of service, and is eligible for annual bonuses at the discretion of the Chief Executive Officer.  In addition, Ms. McGlasson is entitled to participate in the Company's stock option plans and, is entitled to four weeks of paid vacation per calendar year.

The General Counsel Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the General Counsel Agreement, if she terminates her employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, she shall be entitled to all remaining salary from the termination date until 12 months thereafter, at the rate of salary in effect on the date of termination, immediate vesting of all options and, continuation of all health related plan benefits for a period of 12 months. She shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If she is terminated by the Company for Cause (as described below), or at the end of the employment term, she shall not be entitled to further compensation. Under the General Counsel Agreement, Good Reason includes the assignment of duties inconsistent with her title, a material reduction in salary and perquisites, the relocation of the Company's principal office by 60 miles, if the Company asks her to perform any act which is illegal, including the commission of a crime or act of moral turpitude, or a material breach of the General Counsel Agreement by the Company. Under the General Counsel Agreement, Cause includes conviction of crime involving moral turpitude, failure to perform her duties to the Company, engaging in activities which are directly competitive to or intentionally injurious to the Company, or any material breach of the General Counsel Agreement by Ms. McGlasson.

The above summary of the General Counsel Agreement is qualified in its entirety by reference to the full text of the General Counsel Agreement, a copy of which was filed as an exhibit to the Company’s 10-KSB for the fiscal year ended June 30, 2006 on September 27, 2006.  The above summary is also qualified in its entirety by reference to the full text of the Amendment to the General Counsel Agreement, a copy of which was filed as an exhibit to the Company’s 10-Q for the quarter ended March 31, 2010.

Outstanding Equity Awards at Fiscal Year-End
 The following table shows grants of stock options and grants of unvested stock awards outstanding on June 30, 2010, the last day of our fiscal year, to each of the individuals named in the Summary Compensation Table.

NAME	NUMBER OF SECURITIES UNDERLYING OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE
Najeeb Ghauri	100,000	-	2.21	1/1/14
	100,000		3.75	1/1/14
	50,000		5.00	1/1/14
	20,000		2.64	3/26/14
	30,000		5.00	3/26/14
	374,227		1.94	4/1/15
	500,000		2.91	4/1/15
	167,214		1.83	6/2/16
	250,000		2.50	6/2/16
	750,000		0.65	2/12/19
Naeem Ghauri	100,000	-	2.21	1/2/14
	100,000		3.75	1/2/14
	50,000		5.00	1/2/14
	20,000		2.64	3/26/14
	30,000		5.00	3/26/14
	10,000		2.50	2/16/12
	374,227		1.94	4/1/15
	500,000		2.91	4/1/15
	217,214		1.83	6/2/16
	250,000		2.50	6/2/16
	525,000		0.65	2/12/19
Salim Ghauri	100,000	-	2.21	1/2/14
	100,000		3.75	1/2/14
	50,000		5.00	3/26/14
	20,000		2.64	3/26/14
	30,000		5.00	3/26/14
	20,000		2.50	2/16/12
	374,227		1.94	4/1/15
	500,000		2.91	4/1/15
	217,214		1.83	6/2/16
	250,000		2.50	6/2/16
	525,000		0.65	2/12/19
Boo-Ali Siddiqui	-	-	-	1/0/00

Patti L. W. McGlasson	10,000	-	3.00	1/1/14
	20,000		2.64	3/26/14
	30,000		5.00	3/26/14
	20,000		1.65	7/7/15
	20,000		2.25	7/7/15
	10,000		1.60	7/23/17

Option Exercises and Stock Vested

No options were exercised and consequently no stock was issued to any officer of the company.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Potential Payments upon Termination or Change of Control

Generally, regardless of the manner in which a named executive officer's employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include the portion of the executive's base salary that has accrued prior to any termination and not yet been paid and unused vacation pay.

In addition, we are required to make the additional payments and/or provide additional benefits to the individuals named in the Summary Compensation Table in the event of a termination of employment or a change of control, as set forth below.

Change-in-Control Payments

Najeeb Ghauri, Chairman and Chief Executive Officer

In the event that Mr. Ghauri is terminated as a result of a change in control (defined below), he is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a onetime payment equal to the product of 2.99 and his salary during the preceding 12 months; (b) a  one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one percent of the Company’s consolidated gross revenues for the previous twelve (12) months; and, at the election of the Executive, (c) a one-time cash payment equal to the cash value of all shares eligible for exercise upon the exercise of Executive’s Options then currently outstanding and exercisable as if they had been exercised in full (the “Change of Control Termination Payment”). In the event Executive elects to receive the cash value of the shares underlying Executive’s options, he shall so notify the Company of his intent.

The following table summarizes the potential payments to Mr. Ghauri assuming his employment with us was terminated or a change of control occurred on June 30, 2010, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON

Base Salary	$1,125,000	$-	$1,125,000
Bonus	-
Salary Multiple Pay-out	897,000
Bonus or Revenue One-time Pay-Out	367,799
Net Cash Value of Options	4,648,302

Total	$7,038,101	$-	$1,125,000

Naeem Ghauri, President Global Sales & CEO NetSol Europe
 Naeem Ghauri, President EMEA

In the event that Mr. Ghauri is terminated as a result of a change in control (defined below), he is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a onetime payment equal to the product of 2.99 and his salary during the preceding 12 months; (b) a  one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one percent of the Company’s consolidated gross revenues for the previous twelve (12) months; and, at the election of the Executive, (c) a one-time cash payment equal to the cash value of all shares eligible for exercise upon the exercise of Executive’s Options then currently outstanding and exercisable as if they had been exercised in full (the “Change of Control Termination Payment”). In the event Executive elects to receive the cash value of the shares underlying Executive’s options, he shall so notify the Company of his intent.

The following table summarizes the potential payments to Mr. Ghauri assuming his employment with us was terminated or a change of control occurred on June 30, 2010, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON

Base Salary	$750,000	$-	$750,000
Bonus	-
Salary Multiple Pay-out	598,000
Bonus or Revenue One-time Pay-Out	367,799
Net Cash Value of Options	4,618,552

Total	$6,334,351	$-	$750,000

Salim Ghauri, President APAC

In the event that Mr. Ghauri is terminated as a result of a change in control (defined below), he is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a onetime payment equal to the product of 2.99 and his salary during the preceding 12 months; (b) a  one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one percent of the Company’s consolidated gross revenues for the previous twelve (12) months; and, at the election of the Executive, (c) a one-time cash payment equal to the cash value of all shares eligible for exercise upon the exercise of Executive’s Options then currently outstanding and exercisable as if they had been exercised in full (the “Change of Control Termination Payment”). In the event Executive elects to receive the cash value of the shares underlying Executive’s options, he shall so notify the Company of his intent.

 The following table summarizes the potential payments to Mr. Ghauri assuming his employment with us was terminated or a change of control occurred on June 30, 2010, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON

Base Salary	$750,000	$-	$750,000
Bonus	-
Salary Multiple Pay-out	598,000
Bonus or Revenue One-time Pay-Out	367,799
Net Cash Value of Options	4,643,552

Total	$6,359,351	$-	$750,000

Boo-Ali Siddiqui, Chief Financial Officer

In the event that Mr. Siddiqui is terminated as a result of a change in control (defined below), he is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a onetime payment equal to the product of 2.99 and his salary during the preceding 6 months; (b) a  one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one-half of one percent of the Company’s consolidated gross revenues for the previous six (6) months (the “Change of Control Termination Payment”).

The following table summarizes the potential payments to Mr. Siddiqui assuming his employment with us was terminated or a change of control occurred on June 30, 2010, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON

Base Salary	$14,000	$-	$14,000
Bonus	-
Salary Multiple Pay-out	125,580
Bonus or Revenue One-time Pay-Out	98,190
Net Cash Value of Options	-

Total	$237,770	$-	$14,000

 Patti L. W. McGlasson, Secretary and General Counsel

In the event that Ms. McGlasson is terminated as a result of a change in control (defined below), she is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a onetime payment equal to the product of 2.99 and her salary during the preceding 12 months; (b) a  one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one-half of one percent of the Company’s consolidated gross revenues for the previous twelve (12) months; and, at the election of the Executive, (c) a one-time cash payment equal to the cash value of all shares eligible for exercise upon the exercise of Executive’s Options then currently outstanding and exercisable as if they had been exercised in full (the “Change of Control Termination Payment”). In the event Executive elects to receive the cash value of the shares underlying Executive’s options, she shall so notify the Company of her intent.

The following table summarizes the potential payments to Ms. McGlasson assuming her employment with us was terminated or a change of control occurred on June 30, 2010, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON

Base Salary	$130,000	$-	$130,000
Bonus	-
Salary Multiple Pay-out	371,624
Bonus or Revenue One-time Pay-Out	183,899
Net Cash Value of Options	326,800

Total	$1,012,324	$-	$130,000

Director Compensation

Director Compensation Table

The following table sets forth a summary of the compensation earned by our Directors and/or paid to certain of our Directors pursuant to the Company's compensation policies for the fiscal year ended June 30, 2010, other than Najeeb Ghauri, Naeem Ghauri and Salim Ghauri who are executives and directors.

NAME	FEES EARNED OR PAID IN CASH ($)	SHARES AWARDS ($) (1)	TOTAL ($)
Eugen Beckert	21,288	15,275	36,563
Shahid Javed Burki	26,612	15,275	41,887
Mark Caton	23,950	15,275	39,225
Alexander Shakow	15,075	15,275	30,350

(1)	During the fiscal year ended June 30, 2010, 17,500 shares were issued to each independent director valuing $15,275.

 Director Compensation Policy

Messrs. Najeeb, Naeem and Salim Ghauri are not paid any fees or other compensation for services as members of our Board of Directors.

The non-employee members of our Board of Directors received as compensation for services as directors as well as reimbursement for documented reasonable expenses incurred in connection with attendance at meetings of our Board of Directors and the committees thereof. The Company paid the following amounts to members of the Board of Directors for the activities shown during the fiscal year ended June 30, 2010.

BOARD ACTIVITY	CASH PAYMENTS
Board Member Fee	$39,000
Committee Membership	$15,975
Chairperson for Audit Committee	$13,312
Chairperson for Compensation Committee	$10,650
Chairperson for Nominating and Corporate Governance Committee	$7,988

Members of our Board of Directors are also eligible to receive stock option or stock award grants both upon joining the Board of Directors and on an annual basis in line with recommendations by the Compensation Committee, which grants are non-qualified stock options under our Employee Stock Option Plans. Further, from time to time, the non-employee members of the Board of Directors are eligible to receive stock grants that may be granted if and only if approved by the shareholders of the Company.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Caton (Chairman), Mr. Beckert, Mr. Burki and Mr. Shakow. During the fiscal year ended June 30, 2010, the Chairman of the Compensation Committee was Mr.  Caton.  There were no other members of the committee during the fiscal year ended June 30, 2010. All current members of the Compensation Committee are "independent directors" as defined under the NASDAQ Listing Rules. None of these individuals were at any time during the fiscal year ended June 30, 2010, or at any other time, an officer or employee of the Company.

No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Employee Stock Option Plans

The 2001 plan authorizes the issuance of up to 2,000,000 options to purchase common stock of which 2,000,000 have been granted.  The grant prices range between $.75 and $2.50.

The 2002 plan authorizes the issuance of up to 2,000,000 options to purchase common stock of which 2,000,000 options have been granted.  The grant prices range between $.75 and $5.00.

In March 2004, our shareholders approved the 2003 stock option plan.  This plan authorizes up to 2,000,000 options to purchase common stock of which 1,655,341 have been granted.  The grant prices range between $0.72 and $5.00.

In March 2005, our shareholders approved the 2004 stock option plan.  This plan authorizes up to 5,000,000 options to purchase common stock of which 4,948,246 have been granted. The grant prices range between $1.50 and $3.00.

In April 2006, our shareholders approved the 2005 stock option plan.  This plan authorizes up to 5,000,000 options to purchase common stock of which 3,925,000 have been granted.  The grant prices range between $1.70 and $2.55.

In June 2008, our shareholders approved the 2008 Equity incentive plan.  This plan authorizes up to 1,000,000 grants and/or options of common stock of which 602,000 have been granted. The grant prices range between $0.32 and $1.85.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis contained within this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into NetSol Technologies, Inc.  Annual Report on Form 10-K for the year ended June 30, 2010, as previously filed.

Compensation Committee
Mark Caton (Chair)
Eugen Beckert
Shahid Javed Burki
Alexander Shakow

 DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR FISCAL 2011

The Rules of the Securities and Exchange Commission permit stockholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company's 2010 annual meeting of stockholders is expected to be held on or about January 31, 2012 and proxy materials in connection with that meeting are expected to be mailed on or about December 29, 2011. The Company must receive stockholder proposals prepared in accordance with the proxy rules between September 1, 2011 and October 1, 2011.

FILINGS UNDER SECTION 16(A)

Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons holding ten percent or more of a registered class of the Company's equity securities, to file reports regarding their ownership and regarding their acquisitions and dispositions of the Company's equity securities with the Securities and Exchange Commission. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of any Section 16(a) forms they file.

Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended June 30, 2010, all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of more than 10% of its Common Stock were complied with.

VOTING PROCEDURES

Tabulation of the Votes:  The votes cast by proxy will be tabulated by Broadridge.

Effect of an Abstention and Broker Non-Votes:  A shareholder who abstains from voting on any of or all of the proposals will be included in the number of stockholders present at the meeting for the purpose of determining the presence of a quorum.  Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals.  Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their client’s proxies in their own discretion.

ANNUAL REPORT ON FORM 10-K

A copy of NetSol’s Annual Report on Form 10-K for the year ended June 30, 2010,  which has been filed with the SEC pursuant to the Exchange Act will be furnished to stockholders together with this Proxy Statement. Copies of these reports are available without charge to each shareholder, upon written request to the Investor Relations department at our principal offices at 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302 or from the Internet on SEC’s Edgar database at  www.sec.gov.

Incorporation by Reference

We incorporate the Annual Report for the fiscal year ended June 30, 2010 and the Quarterly Report for the quarter ended December 31, 2010, both of which have been filed with the SEC pursuant to the Exchange Act into this proxy statement by this reference.  As stated above, the annual report on form 10-K is being delivered to stockholders together with this Proxy Statement.  Copies of the reports are available without charge to each shareholder, upon written request to the Investor Relations department at our principal offices at 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302 or from the Internet on the SEC’s Edgar database at www.sec.gov.

 Legal Proceedings

There are no material proceedings to which any director, officer or affiliate of the registrant, any owner of record or beneficially of more than five percent of any class of voting securities of the registrant, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries also shall be described.

OTHER MATTERS

The Board of Directors of the Company does not intend to present any business at the Annual Meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business to come before the Annual Meeting. However, on all matters properly brought before the Annual Meeting by the Board or by others, the persons named as proxies in the accompanying proxy will vote in accordance with their best judgment.

 ALL STOCKHOLDERS ARE REQUESTED TO SIGN AND MAIL PROXIES OR VOTE VIA THE INTERNET PROMPTLY.

Your attendance at the Annual Meeting is desired whether your holdings are large or small. We encourage stockholders to take an active interest in NetSol and we would appreciate your vote on the enclosed proxy card or via the Internet through our transfer agent Computershare by visiting the www.proxyvote.com  site and following the screen instructions.  If you plan to vote at the Annual Meeting by proxy, please either sign, date and mail your Proxy in the enclosed envelope or at www.proxyvote.com, as promptly as possible.

Dated:  April 11, 2011
Calabasas, California

BY ORDER OF THE BOARD OF DIRECTORS

Najeeb Ghauri
Chairman and CEO

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NETSOL TECHNOLOGIES, INC.
Proxy for the 2010 Annual Meeting of Shareholders to be Held on May 10, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Najeeb Ghauri, with full power of substitution, as his or her Proxy to represent and vote, as designated below, the number of shares of which the undersigned is entitled to vote as a common stockholder  of  NetSol Technologies, Inc., registered in the name of the undersigned on April 1, 2011 with the powers the undersigned would possess if personally present at the 2010 Annual Meeting of Stockholders to be held at the  Harvard Club of New York City,  located at 35 West 44th  Street, New York, NY 10036 at 4:00 PM local time, on May 10, 2011 and at any adjournment thereof, hereby revokes any proxy or proxies previously given.

1.  ELECTION OF DIRECTORS:

FOR all nominees listed below ☐                                             WITHHOLD AUTHORITY ☐
(except as marked to the contrary to vote for all below)

(To WITHHOLD authority to vote for any individual nominee strike a line through the nominee's name below)

Najeeb Ghauri	Naeem Ghauri	Salim Ghauri
Shahid Burki	Eugen Beckert	Mark Caton	Alexander Shakow

2.   RATIFICATION OF THE APPOINMENT OF KABANI & COMPANY INC. AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2011.

☐ For	☐ Against	☐ Abstain

3.	TO APPROVE, BY NON-BINDING VOTE, THE EXECUTIVE COMPENSATION;

☐ For	☐ Against	☐ Abstain

4.	TO APPROVE, BY NON-BINDING VOTE, THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION; RECOMMENDED BY THE BOARD OF DIRECTORS AS A VOTE FOR A 2 YEAR VOTE FREQUENCY; AND

☐ 1 YEAR	☐ 2 YEAR	☐ 3 YEAR	☐ Abstain

5.	TO APPROVE THE COMPANY’S 2011 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN.

☐ For	☐ Against	☐ Abstain

Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS "FOR" ALL NOMINEES FOR DIRECTOR, FOR A 2 YEAR FREQUENCY IN PROPOSAL 4 AND, "FOR" PROPOSAL NUMBERS 2, 3 AND 5, AND IN THE PROXY'S DISCRETION ON ANY OTHER MATTERS TO COME BEFORE THE MEETING.

Dated: __________________________, 2011

(Signature)

(Second signature)

PLEASE DATE AND SIGN ABOVE exactly as your name appears on your Stock Certificate, indicating where appropriate, official position or representative capacity.

APPENDIX A

NetSol Technologies, Inc. 2011 Equity Incentive and Nonstatutory Plan

NETSOL TECHNOLOGIES, INC.
 2011 EQUITY INCENTIVE & NONSTATUTORY PLAN

ARTICLE I
 PURPOSE

1.1   General.

The purpose of the NetSol Technologies, Inc. 2011 Equity Incentive Plan (the "Plan") is to promote the success, and enhance the value, of NetSol Technologies, Inc. (the "Company"), by linking the personal interests of its qualified directors, officers, employees and consultants to those of Company shareholders and by providing its qualified directors, officers, employees and consultants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected directors, officers, employees and consultants of the Company and its subsidiaries.

ARTICLE 2
 EFFECTIVE DATE

2.1   Effective Date.

The Plan will become effective on May 10, 2011, subject to approval by the shareholders of the Company. The Plan will be deemed to be approved by the shareholders if it receives the approval of the holders of a majority of the shares of stock of the Company in accordance with the applicable provisions of the Laws of the State of Nevada and the Bylaws of the Company. Any Awards granted under the Plan prior to shareholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before shareholder approval. If the shareholders fail to approve the Plan within twelve (12) months of  May 10, 2011, any Award previously made pursuant to the Plan shall be automatically canceled without any further act.

ARTICLE 3
 DEFINITIONS

3.1   Definitions.

When appearing in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1, unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)
"Award" means any Option, Stock Appreciation Right, Restricted Stock Award, or Performance Share Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(b)
"Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

(c)
"Board" means the Board of Directors of the Company.

(d)
"Code" means the Internal Revenue Code of 1986, as amended from time to time.

(e)
"Committee" means the committee of the Board described in Article 4.

(f)
"Company" means NetSol Technologies, Inc.

(g)
"Disability" shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition. Such disability determination shall be made in accordance with Code section 22(e)(3).

(h)
"Effective Date" has the meaning assigned such term in Section 2.1.

(i)
"Fair Market Value" means with respect to Stock or any other property, the fair market value of such Stock or other property determined by such methods or procedures as may be established from time to time by the Committee.

(j)
"Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(k)
"Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

(l)
"Option" means a right granted to a Participant under the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(m)
"Participant" means a person who, as a director, officer, employee or consultant of the Company or any of its subsidiaries, has been granted an Award under the Plan.

(n)
"Performance Award" means a right granted to a Participant under Article 9 to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee (includes "Performance Shares" and "Performance Units").

(o)
"Performance Share" means a right granted to a Participant under Article 9 to receive shares of Company Stock, the payment of which is contingent upon achieving certain performance goals.

(p)
"Performance Units" means a right granted to a Participant under Article 9 to receive units the value of which is equivalent to $1.00, the payment of which is contingent upon achieving certain performance goals.

(q)
"Plan" means the NetSol Technologies, Inc. 2008 Equity Incentive Plan, as it may be amended from time to time.

(r)
"Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(s)
"Retirement" means a Participant's termination of employment with the Company after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company as provided in the Company's policies or, if earlier, Social Security normal retirement age.

(t)
"Stock" means the NetSol Technologies, Inc. $.001  par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 12.

(u)
"Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR and the grant price of the SAR, as determined pursuant to Article 8.

(v)
"1933 Act" means the Securities Act of 1933, as amended from time to time.

(w)
"1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4
ADMINISTRATION

4.1   Committee.

The Plan shall be administered by the Compensation Committee of the Board. The Committee shall consist of two or more members of the Board who are (i) "outside directors" as that term is used in Section 162 of the Code and the regulations promulgated thereunder, and (ii) "non-employee directors," as such term is defined for purposes of Rule 16b-3 promulgated under Section 16 of the 1934 Act or any successor provision, except as may be otherwise permitted under Section 16 of the 1934 Act and the rules and regulations promulgated thereunder.

4.2   Action by the Committee.

For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting who are, at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled, in good faith, to rely or act upon any report or other information furnished to that member by any officer or other employee of the Company, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3   Authority of Committee.

The Committee has the exclusive power, authority and discretion to:

(a)
Designate Participants;

(b)
Determine the type or types of Awards to be granted to each Participant;

(c)
Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)
Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e)
Determine whether, to what extent, and under what circumstances an Award may be granted, or the exercise price of an Award may be paid in (cash, Stock, other Awards, or other property), or an Award may be canceled, forfeited, or surrendered;

(f)
Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)
Decide all other matters that must be determined in connection with an Award;

(h)
Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

(i)
Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

Decisions Binding.

The Committee is hereby granted discretionary authority to construe and interpret the provisions of the Plan. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5
 SHARES SUBJECT TO THE PLAN

5.1   Number of Shares.

Subject to adjustment as provided in Section 12.1, the aggregate number of shares of Stock reserved and available for Awards shall be 5,000,000.

5.2   Lapsed Awards.

To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

5.3   Stock Distributed.

Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4   Limitation on Number of Shares Subject to Awards.

Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant over any one calendar year period during the term of the Plan shall not exceed 500,000 in the aggregate.

ARTICLE 6
ELIGIBILITY

6.1   General.

Awards may be granted only to individuals who are directors (including non-employee directors), officers or employees (including employees who also are directors or officers) of or consultants to the Company or to the Company's subsidiaries, as determined by the Committee.

ARTICLE 7
STOCK OPTIONS

7.1   General.

The Committee is authorized to grant Options to Participants in such amounts as it deems appropriate in its discretion and subject to such conditions and based on such criteria as it may deem advisable (including performance based criteria or conditions) consistent with the other terms of the Plan and the following:

(a)
Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee but shall not be less than the Fair Market Value as of the date of the grant.

(b)
Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)
Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Without limiting the power and discretion conferred on the Committee pursuant to the preceding sentence, the Committee may, in the exercise of its discretion, but need not, allow a Participant to pay the Option price by directing the Company to withhold from the shares of Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value on the exercise date equal to the Option price, all as determined pursuant to rules and procedures established by the Committee.

(d)
Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions as may be specified by the Committee.

(e)
Dividend Equivalents. Any Option may provide for the payment of dividend equivalents to the Participant on a current, deferred or contingent basis or may provide that Dividend Equivalents be credited against the option price. The right to Dividend Equivalents, if so provided, shall be evidenced in the Award Agreement. Any such right shall be structured in a manner that complies with Section 409A of the Code.

7.2   Incentive Stock Options.

The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a)
Exercise Price. Subject to Section 7.2 (e) below, the exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

(b)
Exercise. Subject to Section 7.2(e) below, in no event may any Incentive Stock Option be exercisable for more than ten (10) years from the date of its grant.

(c)
Lapse of Option. An Option shall lapse under the following circumstances:

(1)
A vested Option shall lapse according to the Stock Option Agreement entered into by the Participant and according to this Plan, provided, however, that vested Incentive Stock Options not exercised within three months after the Participant's termination of employment shall be treated as Non-Qualified Stock Options as defined by the Code.

(2)
If the Participant becomes disabled within the meaning of Disability under Section 3.1(g) of the Plan, then the Option will lapse twelve (12) months after employment ceased due to the Disability.

(3)
If the Participant dies before the Option lapses pursuant to paragraph (1), (2) or (3) or before its original expiration as indicated above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the date on which the Option would have lapsed had the Participant lived and had his employment status (i.e., whether the Participant was employed by the Company on the date of his death or had previously terminated employment) remained unchanged. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so under the Participant's last will and testament, or, if the Participant shall fail to make testamentary disposition of such Incentive Stock Options or shall die intestate, by the person or persons entitled to receive such Incentive Stock Options under the applicable laws of descent and distribution.

(d)
Individual Dollar Limitation. The aggregate Fair Market Value (determined at the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(e)
Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five (5) years after the date of grant.

(f)
Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the original Effective Date (i.e., May 10, 2011).

(g)
Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

(h)
Grants only to Employees. Incentive Stock Options may be granted only to employees of the Company.

ARTICLE 8
 STOCK APPRECIATION RIGHTS

8.1   Grant of SARs.

The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a)
Right to Payment. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive all or a percentage of:

(1)
The Fair Market Value of one share of Stock on the date of exercise, minus,

(2)
The grant price of the SAR as determined by the Committee. The grant price of the SAR shall not be less than the Fair Market Value of one share of Stock on the date of grant.

(b)
Tandem Awards. SARs may be granted alone or in tandem with options. If a SAR is granted in tandem with an option, the SAR may only be exercised at a time when the related option is exercisable and the difference between the Fair Market Value and the grant price is a positive number. The exercise of the tandem SAR requires the surrender of the related option for cancellation.

(c)
Other Terms. All awards of SARs shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement. The grant of any SAR may include the right to Dividend Equivalents as described in Section 7.1(e).

ARTICLE 9
 PERFORMANCE AWARDS

9.1   Grant of Performance Awards.

The Committee is authorized to grant Performance Awards to Participants on such terms and conditions as may be selected by the Committee (which may include Performance Criteria). The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant. All grants of Performance Awards shall be evidenced by an Award Agreement.

9.2   Right to Payment.

A grant of Performance Awards gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Awards are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

9.3   Other Terms.

Performance Awards may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

ARTICLE 10
RESTRICTED STOCK AWARDS

10.1 Grant of Restricted Stock.

The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

10.2 Issuance and Restrictions.

Restricted Stock shall be subject to such restrictions as the Committee may choose to impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. An award of Restricted Stock will provide the Participant with voting, dividend and other ownership rights provided in the Award Agreement.

10.3 Forfeiture.

Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock, that is at that time subject to restrictions, shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from any specified cause, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

10.4 Certificates for Restricted Stock.

Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 10A
 DEFERRED SHARES

10A.1  Deferred Shares.

The Committee is authorized to make Awards of Deferred Shares to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. A Deferred Share Award shall entitle the Participant to receive Stock from the Company in the future in consideration for services performed during the Deferral Period. All services required of the Participant for receipt of the Deferred Share shall be evidenced by an Award Agreement.

10A.2  Deferral Period.

The "Deferral Period" means the time period mandated by the Award Agreement during which specified services are to be performed by the Participant that will merit receipt of the Deferred Shares.

10A.3  Other Conditions.

The Committee may authorize Dividend Equivalents, defined under Section 7.1(e), to be provided on or after the date of any grant under this Section. During the Deferral Period the Participant has no right to transfer any rights covered by the Award and no right to vote the Stock.

The grant of any Deferred Shares may require the payment of additional consideration. However, in no case shall the additional consideration exceed the Fair Market Value of the Shares on the date of grant.

ARTICLE 11
 PROVISIONS APPLICABLE TO AWARDS

11.1 Stand-Alone, Tandem, and Substitute Awards.

Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

11.2 Exchange Provisions.

The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 12.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

11.3 Term of Award.

The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

11.4 Form of Payment for Awards.

Subject to the terms of the Plan, the Award Agreement or any applicable law, payments or transfers to be made by the Company on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

11.5 Limits on Transfer.

No right or interest of a Participant in any Award may be encumbered or pledged to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company. No Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order as defined in Section 414(p)(1)(B) of the Code, if the order satisfies Section 414(p)(1)(A) of the Code.

11.6 Beneficiaries.

Notwithstanding Section 13.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50 percent of the Participant's interest in the Award shall not be effective without the written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

11.7 Stock Certificates.

All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

11.8 Acceleration Upon Death or Disability.

Notwithstanding any other provision in the Plan or any Participant's Award Agreement to the contrary, upon the Participant's death or Disability, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall then lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

11.9 Acceleration Upon Certain Events.

In the event of (i) the commencement of a public tender offer for all or any portion of the Stock, (ii) a proposal to merge, consolidate or otherwise combine with another company is submitted to the shareholders of the Company for approval, or (iii) the Board approves any transaction or event that would constitute a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised to become fully exercisable, and/or all restrictions on all outstanding Awards to lapse, in each case as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such tender offer or other transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

11.10  Performance Criteria.

Awards other than Options and SARs made pursuant to the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code. For purposes of this Plan, such business criteria shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a subsidiary, division or other area of the Company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee: (a) cash flow; (b) earnings (including gross margin, earnings before interest and taxes ("EBIT"), earnings before taxes ("EBT"), earnings before interest, taxes, depreciation, amortization and stock option expense ("EBITDASO"), and net earnings); (c) ethical conduct; (d) market share; (e) earnings per share; (f) growth in earnings or earnings per share; (g) stock price; (h) return on equity or average shareholders' equity; (i) total shareholder return; (j) return on capital; (k) return on assets or net assets; (l) return on investment; (m) revenue; (n) income or net income; (o) operating income or net operating income; (p) operating profit or net operating profit; (q) operating margin; (r) return on operating revenue; (s) overhead or other expense reduction; (t) growth in shareholder value relative to the two-year moving average of the S&P 500 Index; (u) growth in shareholder value relative to the two-year moving average of the Dow Jones Industrial Average; (v) credit rating; (w) strategic plan development and implementation; (x) succession plan development and implementation; (y) retention of executive talent; (z) improvement in workforce diversity; (aa) return on average shareholders' equity relative to the ten year treasury yield; (bb) capital resource management plan development and implementation; (cc) improved internal financial controls plan development and implementation; (dd) corporate tax savings; (ee) corporate cost of capital reduction; (ff) investor relations program development and implementation; (gg) corporate relations program development and implementation; (hh) executive performance plan development and implementation; and (ii) tax provision rate for financial statement purposes. The Committee may adjust the performance results to take into account extraordinary, unusual, non-recurring, or non-comparable items. No Award (other than Options and SARs) that is intended to satisfy the requirements for "performance based compensation" under Section 162(m) of the Code will be payable unless the Committee certifies in writing that the applicable performance goals have been satisfied.

ARTICLE 12
 CHANGES IN CAPITAL STRUCTURE

12.1 General.

In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor. In the event of any change in the number of outstanding shares of Stock, the maximum aggregate number of shares of Stock available for Awards shall be adjusted proportionately. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another company, whether through reorganization, recapitalization, stock split, reverse stock split, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged. The Committee shall make such adjustments to the aggregate purchase price for the shares then subject to each Award as it deems necessary or advisable to put Participants in the same relative position after such change in capital structure as before such change.

ARTICLE 13
 AMENDMENT, MODIFICATION AND TERMINATION

13.1 Amendment, Modification and Termination.

With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that no amendment of the Plan may be made without approval of the shareholders of the Company as may be required by the Code, by the insider trading rules of Section 16 of the 1934 Act, by any national securities exchange or automated quotation system on which the Stock is listed or reported.

13.2 Awards Previously Granted.

No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 14
 GENERAL PROVISIONS

14.1 No Rights to Awards.

No Participant or employee shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants and employees uniformly.

14.2 No shareholder Rights.

No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

14.3 Withholding.

The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

14.4 No Right to Employment.

Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

14.5 Unfunded Status of Awards.

The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company.

14.6 Indemnification.

To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Bylaws of the Company or as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.7 Relationship to Other Benefits.

No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company.

14.8 Expenses.

The expenses of administering the Plan shall be borne by the Company.

14.9 Titles and Headings.

The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

14.10  Gender and Number.

Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

14.11  Fractional Shares.

No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

14.12  Securities Law Compliance.

With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the 1934 Act, transactions under the Plan are intended to comply with Rule 16b-3(d) as transactions between the Company and its officers or directors. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

14.13  Government and Other Regulations.

The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the 1933 Act, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

14.14  Governing Law.

To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the state of California.